UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant

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☒	Preliminary Proxy Statement
Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e) (2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TRINITY CAPITAL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May [•], 2017

Dear Stockholder:

On behalf of the Board of Directors and management of Trinity Capital Corporation, we cordially invite you to attend the 2016 Annual Meeting of Stockholders of Trinity Capital Corporation to be held on June 27, 2017 at the Buffalo Thunder Resort, 30 Buffalo Thunder Trail, Santa Fe, New Mexico 87506.  The annual meeting will begin at 4:00 p.m. MST with a reception beginning at 3:15 p.m. MST.

At the annual meeting, you will be asked to vote on the following proposals:

1.	To elect four Class II directors to serve until the 2020 annual meeting of stockholders and until their respective successors are elected and qualified;

2.
To amend the Articles of Incorporation of Trinity Capital Corporation, as amended (the "Articles of Incorporation") to remove from Article ELEVENTH the procedural provisions for stockholder proposals, such provisions being otherwise provided for in the Company's Amended and Restated Bylaws;

3.
To amend the Articles of Incorporation to delete Article TWELFTH related to special meetings of the stockholders, such Article being otherwise provided for in the Company's Amended and Restated Bylaws (together with Proposal No. 2, the "Amendments");

4.	To amend and restate the Articles of Incorporation, including the Amendments, to provide for non-substantive revisions consistent with current corporate laws;

5.	To conduct a non-binding advisory vote on the compensation of our named executive officers;

6.	To ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

7.	To transact any other business as may properly come before the annual meeting or any adjournments or postponements thereof.

In addition, we will review significant accomplishments and events since our 2016 annual meeting of stockholders, which was held on January 25, 2017.

We recommend that you vote your shares for the Class II director nominees, for each of the Amendments, for the amendment and restatement of our Articles of Incorporation, for the compensation of our named executive officers, and for the ratification of Crowe Horwath LLP as our independent registered public accounting firm.

We are pleased to deliver our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (together, the "proxy materials") via the Internet as it embraces our values of innovation and social responsibility and will reduce waste as well as the costs associated with printing and mailing such documents.  We are therefore mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice"), rather than a paper copy of our proxy materials. The Notice contains instructions on how to access the proxy materials online, vote online and obtain a paper copy of our proxy materials.

We look forward to seeing and visiting with you at the meeting.

Very truly yours,

John S. Gulas
President and Chief Executive Officer

TRINITY CAPITAL CORPORATION 1200 Trinity Drive Los Alamos, New Mexico 87544 (505) 662-5171 NOTICE OF 2017 ANNUAL STOCKHOLDER MEETING
TO BE HELD ON JUNE 27, 2017

Notice is hereby given that the 2017 Annual Meeting of Stockholders of Trinity Capital Corporation ("Trinity") will be held at the Buffalo Thunder Resort, 30 Buffalo Thunder Trail, Santa Fe, New Mexico 87506, on June 27, 2017, at 4:00 p.m. MST (the "Annual Meeting") for the following purposes:

1.
To elect as directors the four Class II nominees named in the accompanying proxy statement to serve until the 2020 annual meeting of stockholders and until their respective successors are elected and qualified, subject to their earlier death, resignation or removal;

2.
To amend the Articles of Incorporation of Trinity Capital Corporation, as amended (the "Articles of Incorporation") to remove from Article ELEVENTH the procedural provisions for stockholder proposals, such provisions being otherwise provided for in the Company's Amended and Restated Bylaws;

3.
To amend the Articles of Incorporation to delete Article TWELFTH related to special meetings of the stockholders, such Article being otherwise provided for in the Company's Amended and Restated Bylaws (together with Proposal No. 2, the "Amendments");

4.
To amend and restate the Articles of Incorporation, including the Amendments, to provide for non-substantive revisions consistent with current corporate laws, such Amended and Restated Articles of Incorporation are attached to the accompanying proxy statement as Annex A;

5.	To conduct a non-binding advisory vote on the compensation of our named executive officers (the "Say on Pay Proposal");

6.	To ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

7.	To transact any other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on May 10, 2017 are entitled to receive notice of and vote at the Annual Meeting.

Your participation in these matters is important, regardless of the number of shares you own.  Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying proxy statement carefully and vote online or complete, sign, date and promptly return the proxy card so that your shares may be voted in accordance with your wishes and the presence of a quorum is assured.  The giving of a proxy does not affect your right to later vote in person in the event you attend the Annual Meeting.  Any stockholder who executes a proxy may revoke it at any time before it is exercised.

By Order of the Board of Directors

Arthur B. Montoya, Jr.
Secretary
May [•], 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 27, 2017

The proxy statement and our 2016 Annual Report to Stockholders are available at http://www.cstproxy.com/trinitycapitalcorp/2017

Proxy Statement

This proxy statement (the "Proxy Statement") is being furnished to stockholders of Trinity Capital Corporation, a New Mexico corporation ("Trinity," "the Company," "we," "us" or "our"), in connection with the solicitation by Trinity's Board of Directors (the "Board") of proxies to be used at the annual meeting of stockholders to be held at the Buffalo Thunder Resort, 30 Buffalo Thunder Trail, Santa Fe, New Mexico 87506, on June 27, 2017, at 4:00 p.m. MST, and at any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.  You may obtain directions to the Annual Meeting by visiting our website at http://www.snl.com/IRW/FAQ/1017156.
Trinity's 2016 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the "2016 Annual Report"), along with this Proxy Statement (together referred to as the "Proxy Materials"), are being made available on or about May [•], 2017, via notice and electronic delivery.  Physical copies of this Proxy Statement and Trinity's 2016 Annual Report are available upon request.  Our 2016 Annual Report is not incorporated into this Proxy Statement and is not to be considered a part of this Proxy Statement or as soliciting materials.

Electronic Delivery

We have elected to provide access to our Proxy Materials over the Internet.  All stockholders will have the ability to access the Proxy Materials on the web site referred to in the Notice of Internet Availability of Proxy Materials (the "Notice") or request to receive a printed set of the Proxy Materials, including a proxy or voting instruction card. Instructions on how to access the Proxy Materials over the Internet or to request a printed copy may be found in the Notice.  If requested, Trinity will mail paper copies of the Proxy Materials within three (3) business days of the request.  These procedures reduce Trinity's printing costs and postage fees from mailings.

Stockholders who participate in electronic delivery will receive separate instruction pages for online voting and Proxies for each account under which they own shares.  Additionally, electronic delivery will not in any way affect dividend check mailings and deposits.

Stockholders Entitled to Vote at the Annual Meeting

Only stockholders of record as of 5:00 p.m. MST on May 10, 2017, which is the "Record Date," are entitled to vote at the Annual Meeting and are entitled to cast one vote for each share of common stock of Trinity owned.  As of the Record Date, there were [•] shares of voting common stock outstanding and 8,286,200 shares of non-voting common stock outstanding.  The shares of non-voting stock are not entitled to vote on the proposals presented at the Annual Meeting.  Accordingly, there are [•] votes entitled to be cast at the Annual Meeting.
Votes cast in person or represented by proxy at the Annual Meeting will be tabulated by the inspector of election.  The inspector of election will also determine whether or not a quorum is present.
Shares Required to Hold the Annual Meeting
In order for the Annual Meeting to be conducted, at least a majority of the outstanding shares of our common stock as of the record date must be present in person or represented by proxy at the Annual Meeting.  This is referred to as a quorum.  Abstentions, withheld votes and shares held of record by a bank, broker or other nominee that are voted on any matter (broker shares) are included in determining the number of votes present.  Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

A "broker non-vote" occurs when you hold your shares in street name and your bank, broker or other nominee cannot vote your shares on a proposal because you have not provided such bank, broker or other nominee with instructions as to how your shares should be voted.  Under the rules of the New York Stock Exchange, which govern brokers, brokers may only vote your shares in their discretion on "routine matters."  The only routine matter to be voted on at the Annual Meeting is the ratification of Crowe Horwath LLP ("Crowe Horwath") as our independent registered public accounting firm.  Thus, if you hold shares in street name and do not instruct your bank, broker or other nominee how to vote with respect to (1) the election of the Class II directors, (2) the amendment and restatement of our Articles of Incorporation or (3) the Say on Pay Proposal, your shares will be considered "broker non-votes" and no votes will be cast on your behalf with respect to such proposals.
Matters to be Voted on at the Annual Meeting
You will be voting on the following matters at the Annual Meeting:
(1)
The election of the four Class II nominees named in this Proxy Statement to serve as directors of the Company until the 2020 annual meeting of stockholders and until their respective successors are elected and qualified;

(2)
To amend the Articles of Incorporation to remove from Article ELEVENTH the procedural provisions for stockholder proposals, such provisions being otherwise provided for in the Company's Amended and Restated Bylaws;

(3)
To amend the Articles of Incorporation to delete Article TWELFTH related to special meetings of the stockholders, such provision being otherwise provided for in the Company's Amended and Restated Bylaws;

(4)	To amend and restate the Articles of Incorporation, including the Amendments, to provide for non-substantive revisions consistent with current corporate laws;
(5)	The Say on Pay Proposal;
(6)	To ratify the selection of Crowe Horwath as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and
(7)	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Vote Required to Approve Each Proposal
Election of Directors.  In accordance with Trinity's Amended and Restated Bylaws (the "Bylaws"), directors are elected by the affirmative vote of a majority of the shares represented and voting at the Annual Meeting.  A majority of the shares represented and voting at the meeting means that the number of votes "FOR" a nominee must exceed the number of votes "AGAINST" that nominee.  Broker non-votes and abstentions will not be considered votes cast and, therefore, will have no impact on the approval of this matter.
Amendments to the Articles of Incorporation.  The affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is required to approve each of the Amendments.  Failure to execute and return a proxy card or otherwise to vote at the Annual Meeting will have the same effect as a vote "AGAINST" the Amendments.  Broker non-votes and abstentions will have the same effect as a vote "AGAINST" the Amendments.
Amendment and Restatement of the Articles of Incorporation.  The affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is required to approve the amendment and restatement of the Articles of Incorporation.  Failure to execute and return a proxy card or otherwise to vote at the Annual Meeting will have the same effect as a vote "AGAINST" the amendment and restatement of the Articles of Incorporation.  Broker non-votes and abstentions will have the same effect as a vote "AGAINST" the amendment and restatement of the Articles of Incorporation.
Advisory Vote on Say on Pay Proposal.  The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is necessary to approve the non-binding, advisory Say on Pay Proposal.  A majority of the shares represented and voting at the meeting means that the number of votes "FOR" a nominee must exceed the number of votes "AGAINST" that nominee.  Broker non-votes and abstentions will not be considered votes cast and, therefore, will have no impact on the approval of this matter.
Ratification of Selection of Independent Registered Public Accounting Firm.  The affirmative vote of the holders of a majority of the votes represented and voting at the Annual Meeting is necessary to ratify the selection of Crowe as the independent registered public accounting firm of Trinity for the current fiscal year.  Abstentions are not counted toward the ratification of the selection of Crowe as the independent registered public accounting firm and thus will have no impact on the approval of this matter.  However, the ratification of auditors has been determined to be a "routine" matter upon which your broker has the authority to vote uninstructed shares.  Accordingly, brokers will have the authority to vote on the ratification of the selection of Crowe as the independent registered public accounting firm if no voting instructions are provided.
Voting Instructions
Your vote is very important.  If you are the record holder of your shares (i.e., you hold your shares in your own name with our transfer agent, Continental Stock & Transfer Company, as opposed to through a bank, broker or other nominee), you may vote either online, by mail or in person at the Annual Meeting.  The following are instructions for record holders on how to vote using each of the methods provided by Trinity.  Instructions for stockholders who hold shares through a bank, broker or other nominee are provided below under "Voting Instructions – Street Name Stockholders."

Voting Online.  Stockholders of record on the Record Date will receive the Notice on or about May [•] 2017. This Notice will include an Online Voting Information page and the codes necessary to vote online. You will receive separate log-in codes for each of your accounts. The log-in codes will also be contained on the proxy card you will receive in the mail on or about May [•], 2017. This information is designed to authenticate your identity and to allow you to vote your shares and confirm that your instructions have been properly recorded.

ᶱ	You may log on and vote at your convenience, 24 hours a day, 7 days a week. The deadline for voting online is 3:59 p.m. MST on June 27, 2017.
ᶱ	If you have multiple accounts, you must repeat the process for each account in order for all shares to be voted.
ᶱ	If you vote online and do not wish to change your vote, please do not complete and return the proxy card.
ᶱ	Answers to Frequently Asked Questions and instructions for online voting can be found on the TCC Investor Relations site at http://www.snl.com/IRW/FAQ/1017156.

Voting by Mail.  You will receive a proxy card for each of your accounts in the mail on or about May [•], 2017.  Complete, sign and date each proxy card and mail it to Trinity in the accompanying pre-addressed envelope.  No postage is required if mailed in the United States.

Voting in Person.  If you want to vote in person, please come to the Annual Meeting.  We will distribute written ballots to anyone who wants to vote at the Annual Meeting.  Please note, however, that if your shares are held in the name of your broker or fiduciary, you will need to arrange to obtain a legal proxy from your broker or fiduciary, as described above, in order to vote in person at the meeting.  Even if you plan to attend the Annual Meeting, we encourage you to vote online or complete, sign, date and return your proxy card in advance of the Annual Meeting in case your plans change.

Failure to Vote

If you own your shares as a registered holder, which means that your shares of our common stock are registered in your name with Continental Stock & Transfer Company, our transfer agent, your shares will be voted only if you submit your vote over the Internet or if you return a signed proxy card.  Otherwise, your shares will not be represented at the Annual Meeting and will not count toward the quorum requirement, which is explained under "Shares Required to Hold the Annual Meeting" above, unless you attend the Annual Meeting to vote them in person.

Failure to Give Voting Instructions

Stockholders should specify their choice for each proposal as provided on the Internet or on a proxy card.  If you are a stockholder of record and indicate when voting over the Internet that you wish to vote as recommended by the Board, or if you return a signed proxy card without giving specific voting instructions, then the proxy holders will vote your shares:
FOR the election of all Class II nominees for director;

FOR the amendment to the Articles of Incorporation to remove the procedural provisions for stockholder proposals, such provisions being otherwise provided for in the Company's Amended and Restated Bylaws;

FOR the amendment to the Articles of Incorporation to delete Article TWELFTH related to special meetings of the stockholders, such provision being otherwise provided for in the Company's Amended and Restated Bylaws;

FOR the amendment and restatement of the Articles of Incorporation, including the Amendments, to provide for non-substantive revisions consistent with current corporate laws;
FOR the Say on Pay Proposal; and
FOR the ratification of the appointment of Crowe Horwath as the independent registered public accounting firm of Trinity for the fiscal year ended December 31, 2017.

As to any other business that may properly come before the Annual Meeting, the proxy holders will vote the shares of our common stock represented by the proxy in the manner as the Board may recommend, or otherwise in the proxy holders' discretion.  The Board does not presently know of any other such business.

Street Name Stockholders

Stockholders who hold shares of our common stock through a bank, broker or other nominee ("street name stockholders") should be provided with the Proxy Materials, including voting instruction cards, by the institution that holds their shares.  If you are a street name stockholder and have not received the Proxy Materials, including a voting instruction card, from your bank, broker or other nominee, please contact the institution that holds your shares.

Street name stockholders may also be eligible to vote their shares over the Internet or by telephone by following the voting instructions provided by the bank, broker or other nominee that holds the shares, using either the Internet address or the toll-free telephone number provided on the voting instruction card (if the bank, broker or other nominee provides these voting methods).  Otherwise, please complete, sign and date the voting instruction card and return it promptly.

Changing a Vote; Revocation of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the polls are closed for voting at the Annual Meeting by:

●	Voting over the Internet;
●	Timely delivering a written notice of revocation to Trinity Capital Corporation, Post Office Box 60, Los Alamos, New Mexico 87544, Attention: TCC Stock Representative;
●	Timely delivering a duly executed proxy bearing a later date to Trinity at the address above; or
●	Attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not itself revoke a proxy.

If you are a street name stockholder, you must follow the instructions found on the voting instruction card provided by your bank, broker or other nominee to change your vote or revoke your previously given voting instructions.

Cost of Soliciting Proxies

Proxies may be solicited by the directors, officers and other employees of Trinity in person or by telephone, facsimile, electronic mail or U.S. mail without additional compensation.  The cost of soliciting proxies will be borne by Trinity.

List of Stockholders
Pursuant to state law and our Bylaws, the names of the stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and the ten (10) days prior to the Annual Meeting, during regular business hours, at our corporate offices located at 1200 Trinity Drive, Third Floor, Los Alamos, New Mexico 87544.

Contact Us

You may find copies of Trinity's Proxy Materials at www.lanb.com under the "TCC Annual Report" link.  You may find copies of all of Trinity's filings on the SEC's website at http://www.sec.gov or through Trinity's website at http://www.lanb.com/home/tcc-investor-relations/SEC-Filings.  Please contact our transfer agent, Continental Stock & Transfer Company, to make any of the following requests:

ᶱ	if you wish to receive paper copies of proxy materials for subsequent annual meetings (please specify);
ᶱ	if you currently receive multiple copies of the Proxy Materials and wish to receive only a single copy of these documents for your household;
ᶱ	if you currently receive one copy of Proxy Materials and wish to receive separate copies and do not wish to participate in electronic delivery; or
ᶱ	if you need to change or correct your name, address or other information.

You may contact Continental at:

By Telephone at:	(212) 509-4000
By E-Mail at:	www.continentalstock.com/contact
By U.S. Mail at:	Trinity Capital Corporation
c/o Continental Stock & Transfer Company
17 Battery Place, 8th Floor
New York, NY 10004

For all other questions, please see our Frequently Asked Questions and instructions for online voting on the TCC Investor Relations site at http://www.snl.com/IRW/FAQ/1017156 or contact us at:

By Telephone at:	(505) 662-1099
By E-Mail at:	tcc@lanb.com
By U.S. Mail at:	Trinity Capital Corporation
Post Office Box 60
Los Alamos, New Mexico 87544

Other Matters

Management knows of no other business that may be brought before the Annual Meeting, including matters incident to the conduct of the Annual Meeting.  It is the intention of the persons named as proxies on the proxy card to vote such proxies in accordance with their best judgment on any other matters that may be brought before the Annual Meeting.

PROPOSAL NO. 1: ELECTION OF CLASS II DIRECTORS

Board Composition
The Board is divided into three classes with one class elected each year to serve for a three-year term.  The Board currently consists of 11 directors.
Class II Director Nominees
The following descriptions provide the experience, qualifications, attributes and skills for each person who has been nominated for election as a Class II director that caused the Board to determine that the individual should serve as a Class II director.

CLASS II DIRECTOR NOMINEES

Nominee	Principal Occupation, Directorships, Qualifications, Attributes and Skills
JERRY P. KINDSFATHER Director Since 1984

Mr. Kindsfather, age 67, has served as the Chair of the Board of Directors of Trinity since June 2012 and previously served as Chairman from 2000 to 2004.  Mr. Kindsfather has served as the Chair of the Board of Directors of the Bank since February 2013.  Mr. Kindsfather has served as a member of the Boards of Directors of Trinity and the Bank since 1984 and as a member of the Board of Directors of Title Guaranty since May 2000.  He is also the Chair of the Executive Committee and a member of the Compensation, Enterprise Risk Management and Loan Committees.  Mr. Kindsfather retired in November 2003 after serving as President of AKC, Inc. since 1970 and as co-owner of Ed's Foods, a retail grocery store located in Los Alamos, New Mexico.  Mr. Kindsfather is a partner in J&G Investments and is a managing member of KKSE, LLC.

Mr. Kindsfather has business management experience and experience as a small business owner.  Mr. Kindsfather has extensive accounting and financial expertise.  Mr. Kindsfather has significant experience serving as a director for Trinity for 28 years.

Nominee	Principal Occupation, Directorships, Qualifications, Attributes and Skills
JOHN S. GULAS Director Since 2014

Mr. Gulas, age 58, has served as a member of the Boards of Directors of Trinity and the Bank since May 2014.  Mr. Gulas also serves as the Chief Executive Officer and President of Trinity and Chief Executive Officer of the Bank.  Mr. Gulas served as President and Chief Executive Officer for Farmers National Bank headquartered in Canfield, Ohio from 2010 to 2014, and served as President and Chief Executive Officer for Farmers National Bank from 2008 to 2010.  Mr. Gulas served as President and Chief Executive Officer for Sky Trust, Co., N.A., a subsidiary of Sky Financial from 2005 to 2007.  In his 26-year banking career, Mr. Gulas has also held executive positions at UMB, Wachovia Corporation, and KeyCorp.  Mr. Gulas is a graduate of Youngstown State University and the University of Toledo College of Law.

Mr. Gulas has also been very active in business development and charitable organizations.  These activities included serving as a Director of the Regional Chamber Foundation in Youngstown/Warren, Ohio, the Better Business Bureau, the Mahoning Valley Economic Development Corporation, the Ohio Bankers League, the Youngstown Business Incubator, the Ohio Foundation of Independent Colleges, the Achievement Centers for Children, the Museum of Labor and Industry, the Great Trail Girl Scout Council, the Kansas City Arts Council Advisory Board, the Dayton Ballet and the Atlanta Ballet.

Mr. Gulas currently serves as a director for the Santa Fe Chamber of Commerce, the Los Alamos Commerce and Development Corporation, the New Mexico Bankers Association, and the Los Alamos National Laboratory Foundation.

Mr. Gulas brings extensive banking, management and strategic planning experience to the Board and the management of Trinity and the Bank.  Mr. Gulas has a track record of improved performance, increasing stockholder value and growth in a community bank environment.  Mr. Gulas was recognized by the American Bankers Association for leading Farmers National Bank to national acclaim as one of the top community banks in the country, and under Mr. Gulas' management in 2013 and 2014, Farmers National Bank was named by Bank Director magazine as one of the best banks with $1-5 billion in assets.

Nominee	Principal Occupation, Directorships, Qualifications, Attributes and Skills
LESLIE NATHANSON JURIS Director Since 2015

Ms. Nathanson Juris, age 70, has served as a member of the Boards of Directors of Trinity and the Bank since September 2015.  Ms. Nathanson Juris serves as a member of the Board's Enterprise Risk Management and Nominating and Corporate Governance Committees.  Ms. Nathanson Juris is the Founder and has been Managing Director of Nathanson/Juris Consulting, which advises corporate executives on issues of strategy, leadership, organizational and personal performance.  Ms. Nathanson Juris has extensive experience in serving on corporate boards, including serving as Board Member for Ameristar Casinos, Inc. from 2003 to 2013; as Advisory Board Member to Chas. Levy Company, LLC from 1999 to 2011; Advisory Board Member to Successories from 2000 to 2003; and as a Board Member to Quill from 1995 to 1998.  Ms. Nathanson Juris also has extensive experience serving on non-profit boards, including National Dance Institute, New Mexico (NDI) from 2003 to present; Emeritus Director to Creativity for Peace from 2005 to present; and as Advisory Board Member for BeCause Foundation from 2007 to present.

Ms. Nathanson Juris earned her Ph.D. in Organizational Behavior Studies, Labor Relations, and her Master's Degree in Educational Leadership and Administration from Northwestern University where she also served as an Adjunct Professor at Kellogg School of Management from 1999 to 2010.  Ms. Nathanson Juris earned her Bachelor's Degree in Early Childhood Education and Teaching from Tufts University.

Ms. Nathanson Juris brings extensive experience from corporate and non-profit boards, organizational management, and strategic planning to the Boards of Trinity and the Bank.

Nominee	Principal Occupation, Directorships, Qualifications, Attributes and Skills
ROBERT P. WORCESTER Director Since 1995
Mr. Worcester, age 70, has been a member of the Boards of Directors of Trinity and the Bank since 1995 and served as the Chairman of the Board of Directors from 2008 to 2012.  Mr. Worcester served as the Vice Chairman of the Board from 2004 to 2008.  Mr. Worcester is the Chair of the Compensation and Trust and Investment Committees.  He is also a member of the Audit and Loan Committees.  Mr. Worcester retired in October 2014 after practicing law for 40 years.  Mr. Worcester most recently practiced at the firm of Sommer Udall Sutin Law.  He was previously the President and a 50% stockholder of Worcester & McKay, LLC which merged with Sommer Udall Sutin Law in 2013.  Mr. Worcester has been recognized by "The Best Lawyers in America" for the last 21 years and was recently recognized by "Outstanding Lawyers in America" and in "Super Lawyers of the Southwest."  He has received the certification of AV Preeminent from Martindale-Hubbell.  He is also a Fellow of the American College of Trust and Estate Council since 1988 and past President of the Santa Fe Estate Planning Council.  He is the past President of the Georgia O'Keefe Foundation, a past member and Secretary of the Board of Directors of the Veritas Foundation, and a past member and Secretary of the Board of Directors of the Don and Susan Meredith Foundation.   In addition, Mr. Worcester serves as a member of the Board of Directors and President of the Peters Family Art Foundation, as a member of the Board of Directors and as President of the John Bourne Foundation, and as a member of the Board of Directors and Secretary of the Allan Houser Foundation.
Mr. Worcester's qualifications include his knowledge and expertise as a trust and estate attorney.  Mr. Worcester has knowledge of a broad range legal and business issues.  Mr. Worcester also serves the communities through professional, educational and community service organizations.

Recommendation of the Board of Directors
The Board recommends a vote "FOR" the election of each of the four Class II director nominees listed above.

CONTINUING DIRECTORS
Director	Principal Occupation, Directorships, Qualifications, Attributes and Skills
GREGORY ("GREGG") A. ANTONSEN Director Since 2015

Mr. Antonsen, age 63, has served as a member of the Boards of Directors of Trinity and the Bank since June 2015.  Mr. Antonsen serves on the Nominating and Corporate Governance, Enterprise Risk Management and Compensation Committees.  Mr. Antonsen is the Senior Vice President and Qualifying Broker at Sotheby's International Realty Santa Fe.  Mr. Antonsen has been at Sotheby's International Realty since 2011.  Prior to joining Sotheby's International Realty, Mr. Antonsen served for eight years as Senior Vice President for Business Development with Christie's International Real Estate, headquartered in Santa Fe, where he oversaw management of regional offices and business growth throughout North America.  Mr. Antonsen was the founder of Antonsen, Garrett & Associates, Ltd., a boutique real estate firm in Hawaii and also conducted a solo law practice for ten years.  Mr. Antonsen earned his Bachelors of Art degree from Gustavus Adolphus College in St. Peter, Minnesota and a Juris Doctorate from William Mitchell College of Law in St. Paul, Minnesota.
Mr. Antonsen brings more than 30 years of experience with real estate, marketing and management.

Director	Principal Occupation, Directorships, Qualifications, Attributes and Skills
JAMES F. DEUTSCH Director Since 2017
Mr. Deutsch, age 61, is a partner at Patriot Financial Partners.  He has over 35 years of banking experience and brings a breadth of knowledge to the Board in investment banking, commercial lending and corporate finance.  Mr. Deutsch has experience in financial services and a perspective as both an investor and operator of banks.  Mr. Deutsch currently serves on several other public company financial institution boards, including Sterling Bancorp, Cape Bancorp, Inc., and MBT Financial Corp.

Director	Principal Occupation, Directorships, Qualifications, Attributes and Skills
JAMES E. GOODWIN, JR. Director Since 2013
Mr. Goodwin, age 69, has served as a member of the Boards of Directors of Trinity and the Bank since 2013.  He is the Chair of the Audit Committee and serves as the audit committee financial expert, as defined under the SEC rules and regulations. Mr. Goodwin is also a member of the Board's Executive, Compensation, Loan and Enterprise Risk Management Committees.  He was a Partner in the firm of PricewaterhouseCoopers LLP ("PwC") and served as a member of the firm's U.S. Board of Partners and Principals.  Mr. Goodwin currently serves on PwC's Retired Partners Committee.  Mr. Goodwin is a graduate of Virginia Polytechnic Institute and State University with a B.S. in Accounting and served on the Advisory Board for its College of Business-Department of Accounting and Information Technology.  He was a Certified Public Accountant in various states from 1973 until his retirement in 2009.
Mr. Goodwin is a member of the Board of Directors of The National Dance Institute of New Mexico.   He also serves as a member of the Audit Committee of the New Mexico State Investment Council.  Mr. Goodwin served on the Board and as Treasurer of the Museum of New Mexico Foundation for a number of years and is currently a member of its Advisory Board.   He was a member of the Boards of the School of Advance Research and the Cancer Foundation of New Mexico, both located in Santa Fe.  Mr. Goodwin served as President of the Alzheimer's Association/Greater Houston Chapter and as the Treasurer of the Big Brothers/Big Sisters of Greater Memphis.  He also served on the Boards of these organizations as well as the National Conference of Christians and Jews, Memphis Chapter, and the Japan/American Society of Houston.
Mr. Goodwin brings extensive accounting, auditing, financial reporting and risk management experience to the Board.  He served at PwC for over 39 years in a wide range of U.S. and Global leadership, audit and risk management positions and served as the lead engagement partner on a number of PwC's largest clients.  During his career at PwC, Mr. Goodwin worked closely with senior management, boards of directors and audit committees of large multinational companies and his experience provides him with a unique perspective of the complex issues facing businesses.

Director	Principal Occupation, Directorships, Qualifications, Attributes and Skills
JEFFREY F. HOWELL Director Since 2002
Ms. Howell, age 64, has served as a member of the Boards of Directors of Trinity and Los Alamos National Bank (the "Bank" or "LANB") since 2002 and was Chair of the Board of Trinity from 2004 to 2008. She was the Chair of the Audit Committee from 2003 to 2014.  Ms. Howell is the Chair of the Board's Enterprise Risk Management Committee and a member of the Board's Audit and Trust and Investment Committees. She was President and Chief Executive Officer of Howell Fuel and Lumber Company, Inc., headquartered in Wallkill, New York. She was the founder and managing Director of Howell Meyers Associates from 1997 to 2001, was employed in various capacities at Harvard University from 1985 to 1991, including as Associate Director for Administration at Harvard College Observatory and Assistant Dean for Financial Operations in the Faculty of Arts and Sciences. She was an accountant in the Emerging Business Systems Group at Coopers & Lybrand from 1982 to 1984 after receiving her Masters of Business Administration from Yale University.
Ms. Howell is active in charitable and community organizations. She is a member of the Board of Directors of the Los Alamos National Laboratory Foundation of which she is a past President, President of The Delle Foundation, member of the League of Women Voters of Los Alamos, a member of the J. R. Oppenheimer Memorial Committee and a past Dog Handler and Search and Rescue volunteer for the Mountain Canine Corps K-9 Unit of the Pajarito Ski Patrol.  Ms. Howell is also Chair of the Stewards Committee of the Lady Bird Johnson Wildflower Center of the University of Texas at Austin.
Ms. Howell brings broad experience in the management and operation of non-profit organizations and strong analytical abilities to her service on the Board.

Director	Principal Occupation, Directorships, Qualifications, Attributes and Skills
ARTHUR B. MONTOYA, JR. Director Since 2001
Dr. Montoya, age 53, has served as a member of the Boards of Directors of Trinity and the Bank since 2001.  Dr. Montoya has served as Secretary for the Bank since 2012 and as Secretary for Trinity since 2015.  He is Chair of the Board's Nominating and Corporate Governance Committee and is a member of the Board's Audit and Trust and Investment Committees.  Dr. Montoya runs a successful dental practice in Los Alamos, New Mexico.
Dr. Montoya has been on the Pajarito Homeowners' Association Board of Directors and is a past Chairman, taught religious education at Immaculate Heart of Mary Catholic Church, is a past Chairman and a member of the Board of Directors of the Los Alamos Chamber of Commerce, a past member of the Board of Directors for the Los Alamos Historical Society, a past Chairman and member of the Board of Directors for the Los Alamos Medical Center, is active in the Northern New Mexico Interdisciplinary Study Club, has coached little league girls basketball at the Los Alamos Middle School, assisted with the Los Alamos Fusion Volleyball Club, and is involved with Special Olympics Los Alamos.
Dr. Montoya provides insight from his experience as a small business owner as well as from the dental and general medical community.  Dr. Montoya has served the community through his participation in various boards and organizations.

Director	Principal Occupation, Directorships, Qualifications, Attributes and Skills
ANTHONY R. SCAVUZZO Director Since 2017
Mr. Scavuzzo, age 35, is a principal at Castle Creek Capital.  He brings extensive financial institution experience to the Board.  He has led to supported investments in numerous recapitalization, distressed, and growth situations and works with executive management teams on strategic planning, operational improvements, acquisitions, and capital financings.  Mr. Scavuzzo currently serves as a director at multiple banking institutions, including MBT Financial Corp., and serves on various board committees regarding governance, compensation and risk.

Director	Principal Occupation, Directorships, Qualifications, Attributes and Skills
CHARLES A. SLOCOMB Director Since 1999
Mr. Slocomb, age 70, has been a member of the Boards of Directors of Trinity and the Bank since 1999.  Mr. Slocomb has served as Vice-Chairman of the Board of Trinity and the Bank since 2014.  Mr. Slocomb is a member of the Board's Enterprise Risk Management, Loan, Executive, Nominating and Corporate Governance and Audit Committees.  He retired from the Los Alamos National Laboratory in August 2004 and is currently employed by COMPA in Los Alamos mostly doing consulting work for the NNSA in the area of high performance computing.  He held various management positions at the Laboratory, including Project Director, Division Director and Group Leader.  He also serves as a member of the Road Committee of Laguna Vista Land Owners Association and as a volunteer firefighter for the Laguna Vista Volunteer Fire Department.
Mr. Slocomb's qualifications include his expertise in technology and computing, including data security.  Mr. Slocomb lived in Los Alamos for 30 years before moving to Santa Fe in 2004.  He has extensive knowledge about our communities and the Laboratory, which constitutes a major employer and business in the Company's markets.

CORPORATE GOVERNANCE
Trinity periodically reviews its corporate governance policies and procedures to provide for accurate and transparent reporting and to maintain compliance with the laws, rules and regulations that govern the operations of Trinity and its wholly-owned subsidiaries.  As part of this periodic corporate governance review, the Board may amend, modify or adopt corporate governance policies and practices for Trinity, as appropriate.
Director Independence
It is Trinity's policy that the Board consists of a majority of independent directors.  The Board has determined that each of Messrs. Antonsen, Deutsch, Goodwin, Kindsfather, Montoya, Jr., Scavuzzo, Slocomb, and Worcester and Mmes. Howell and Nathanson Juris is "independent," as defined by NASDAQ.  In making these determinations, the Board was aware of and considered the loan and deposit relationships with directors and their related interests with which the Bank enters into in the ordinary course of business, and any other arrangements which would fall within the provisions described under "Certain Relationships and Related Transactions."
Board Leadership Structure
Trinity's leadership structure since inception has been organized such that the positions of Chairman of the Board and the Chief Executive Officer are filled by two different persons.  Currently, Mr. Kindsfather serves as Chairman and Mr. Gulas serves as Chief Executive Officer.  In today's challenging economic and regulatory environment, the Chief Executive Officer is required to devote substantial time, effort and energy to his position and directors are required to devote substantial time, effort and energy to successfully navigate a variety of issues and guide the policies and practices of the companies they oversee.
Trinity believes that its current governance structure allows its Chief Executive Officer, Mr. Gulas, to focus his time and energy running the day-to-day operations of the Company and allows our Chairman, Mr. Kindsfather, who is an independent director, to lead the Board in its fundamental role of providing independent oversight of and advice to management.  The Board believes its administration of its risk oversight function is enhanced by this leadership structure.
Code of Ethics
All directors and employees of Trinity and all of its subsidiaries, including Trinity's principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions, are required to abide by Trinity's Code of Conduct (the "Code of Conduct").  Trinity does not maintain a separate code of ethics applicable solely to its directors, principal executive officer, principal financial officer and/or its principal accounting officer or the persons performing similar functions.  The Code of Conduct requires that the directors, executive officers, and employees of Trinity and its subsidiaries, avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in Trinity's best interests.  Under the terms of the Code of Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct.
Trinity's Code of Conduct is available on its website at: http://www.snl.com/Cache/1500095750.PDF?O=PDF&T=&Y=&D=&FID=1500095750&iid=1017156.
Board Risk Management
Oversight of risk management is central to the role of the Board.  While the full Board is charged with ultimate oversight responsibility for risk management, various committees of the Board and members of management also have specific responsibilities with respect to our risk oversight.  Each Board committee has been assigned oversight responsibility for specific areas of risk and risk management, and each committee considers risks within its areas of responsibility.  For example, the Audit Committee is responsible for implementing internal audit controls and maintaining the safety, soundness and integrity of the institution by properly identifying, prioritizing, mitigating and managing risk and the steps taken to monitor and minimize such risks.  As a result of determining that Trinity would restate certain of its financial statements, since 2012, the Company has been making many changes within the organization to strengthen the Company's controls, procedures and systems, specifically related to its financial controls and reporting.  The Audit Committee has a prominent role in our credit risk management as well as our operational risk, the integrity of our financial statements, compliance, legal risk and overall policies and practices related to risk management.  The day-to-day implementation is the responsibility of the Company's Internal Auditor.  This individual is independent from management and reports directly to the Audit Committee, which provides regular updates to the full Board.  Trinity's Audit Committee meets without management at least once annually with our external auditing firm, and individually with the Internal Auditor and Chief Financial Officer on a routine basis.  The report of the Audit Committee is set forth in this Proxy Statement under the heading "Audit Committee Report" below.
The Compensation Committee is chiefly responsible for compensation-related risks.  The report of the Compensation Committee is set forth in this Proxy Statement under the heading "Compensation Committee Report on Executive and Employee Compensation" below.  In accordance with applicable requirements, the Compensation Committee conducts a risk based assessment of Trinity's compensation plans, policies and practices to determine whether such plans, policies and practices create risks that are reasonably likely to have a material adverse effect on Trinity.  As part of its assessment, the Compensation Committee evaluated Trinity's compensation plans and programs to determine their propensity to cause undue risk relative to the level of risk associated with Trinity's business model and operations.
The Enterprise Risk Management Committee is tasked with providing a review of the risk management and practices of LANB, particularly with respect to the areas of credit risk, liquidity risk, interest rate risk, price risk, operational risk, compliance risk, strategic risk and reputational risk.  It is also tasked with achieving and maintaining compliance with the Written Agreement with the Board of Governors of the Federal Reserve System (the "Federal Reserve").
The Board of LANB also has a standing LANB Board Loan Committee which is responsible for implementing policies and procedures to provide business is conducted within defined risk tolerances for our lending function, including lending policies, credit trends, and concentrations.  The LANB Board Loan Committee, along with the Audit Committee, reviews our risks related to credit exposure and the adequacy of our allowance for loan and lease losses and provides that the appropriate risk and compliance cultures exist at the organization.
Additionally, the Board conducts succession planning during which the chief executive officer discusses the development of talent throughout the organization.
The membership of these committees overlaps with each of our directors serving on several of the committees and all directors are invited to and often attend all committee meetings.  Each committee reports to and makes recommendations to the full Board on significant or risk-related matters within its responsibilities.  Such interlocking memberships and sharing of information allows the Board insight into the management of strategic, credit, market, liquidity, compliance, operational and reputational risks facing Trinity.  Management provides reports and data to the Board committees as well as participating in discussions.  The Board interacts with key members of management within the organization on a regular basis through both Board and committee meetings and has access to these individuals outside of formal meetings.
Meetings and Committees of the Board of Directors; Attendance at Annual Meetings
The Board met 12 times during the fiscal year ended December 31, 2016.  Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total meetings of the committees on which he or she then served.
Attendance by our directors at the annual meetings of stockholders gives directors an opportunity to meet, talk with and hear the concerns of stockholders who attend those meetings.  It is Trinity's policy that all directors shall attend the annual meetings, except in the event of illness or other unanticipated conflicts.  All of the directors then serving attended Trinity's 2016 Annual Meeting of Stockholders held on January 25, 2017.

Compensation Committee

Messrs. Worcester (Chair), Antonsen, Deutsch, Goodwin, and Scavuzzo and Ms. Nathanson Juris serve on the Compensation Committee. The Compensation Committee met four times during 2016.  The Board has determined that each member of the Compensation Committee is "independent" as that term is defined by the SEC and NASDAQ.  These committee members are "outside" directors under Section 162(m) of the Internal Revenue Code of 1986 and all are non-employee directors pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  The Compensation Committee of the Company also serves as the Compensation Committee of the Bank.  The Compensation Committee has a written charter which may be found on the Bank's website at:  http://www.snl.com/Cache/1500095745.PDF?O=PDF&T=&Y=&D=&FID=1500095745&iid=1017156.
The Compensation Committee is responsible for making recommendations to the Board regarding (and, in some cases, setting) compensation and incentive compensation awards and plans, and other forms of compensation for senior management, as well as the contributions toward short- and long-term incentive compensation for all employees.  The Compensation Committee is also responsible for reviewing and making recommendations to the full Board for all matters pertaining to compensation paid to directors for Board, committee and committee Chair services.  The Compensation Committee, in accordance with its obligations under applicable rules and regulations of the federal banking regulators, periodically reviews and assesses the Company's compensation plans to provide that the risk-taking behavior incentivized by such plans is kept to an appropriate level.  The Compensation Committee will, as necessary, amend or discontinue any plan or revise any company policy or procedure to meet its obligations under applicable rules and regulations of the federal banking regulators. The Compensation Committee also approves the Compensation Committee Report.
Audit Committee
Mr. Goodwin (Chair), Dr. Montoya, Messrs. Slocomb and Worcester and Ms. Howell currently serve on the Audit Committee.  The Board has determined that Mr. Goodwin is an "audit committee financial expert" as defined under the SEC rules and regulations.   Each member of the Audit Committee is "independent" as that term is defined in the rules of NASDAQ and met the criteria for independence set forth in Rule 10A-3 of the Exchange Act.  The Board has determined that each Audit Committee member is financially literate.  The Audit Committee of the Company also serves as the Audit Committee for the Bank.
The responsibilities of the Audit Committee include the following:
•
Selecting and retaining Trinity's independent registered public accounting firm, approval of the services they will perform and review of the results, both with management and in executive session with the independent registered public accounting firm;

•	Reviewing the performance of the independent registered public accounting firm;
•
Reviewing with management and the independent registered public accounting firm the systems of internal control, including the adequacy and effectiveness of the systems of internal controls over financial reporting and any significant changes in internal control over financial reporting, accounting practices and disclosure controls and procedures;

•	Reviewing annual and quarterly financial statements and other Trinity filings;
•	Reviewing internal audit reports and associated controls;
•	Instituting procedures for the receipt, retention and treatment of complaints received by Trinity regarding accounting, internal accounting controls or auditing matters; and
•	Assisting the Board in the oversight of:
	o	the integrity of Trinity's consolidated financial statements and the effectiveness of Trinity's internal control over financial reporting; and
	o	the independent registered public accounting firm's and Internal Auditor's qualifications and independence.

The Audit Committee will also carry out any other responsibilities delegated to the Audit Committee by the full Board.  The report of the Audit Committee as required by the rules of the SEC is included in this Proxy Statement under the heading "Audit Committee Report."  The Committee has adopted a written charter which can be found at LANB's website at http://www.snl.com/Cache/1500095744.PDF?O=PDF&T=&Y=&D=&FID=1500095744&iid=1017156 setting forth the Audit Committee's duties and functions.  In 2016, the Audit Committee met four times.
Nominating and Corporate Governance Committee
The members of the Nominating and Corporate Governance Committee consist of Dr. Montoya (Chair), Mr. Deutsch and Mmes. Howell and Nathanson Juris.  The Board has determined that each member of the Committee is "independent," as defined by NASDAQ.  The purpose of the Committee is to evaluate and recommend to the Board nominees for consideration by Trinity's stockholders to serve as directors and to review and analyze the corporate governance policies and practices of Trinity.  The Committee has adopted a written charter, which can be found on the Bank's website at http://www.snl.com/Cache/1500095746.PDF?O=PDF&T=&Y=&D=&FID=1500095746&iid=1017156 setting forth the Committee's duties and functions.  In 2016, the Nominating and Corporate Governance Committee met four times.

Nominating Process.  The Nominating and Corporate Governance Committee follows the nominating procedures contained in the Committee's charter located on LANB's website (see below) to identify, evaluate and select nominees for the Board.  The Nominating and Corporate Governance Committee considers candidates suggested by the Board, management and stockholders.  Existing directors whose terms will expire at the next annual meeting will automatically be evaluated as a director nominee unless that director expresses his or her intent not to stand for re-election.

After a new candidate for director is identified by the Board or properly nominated by a stockholder in accordance with the Bylaws, the Committee will compile the information required by the Bylaws and will make an initial determination whether to entertain the candidate based on information provided to the Committee, the directors' own knowledge and any other inquiries made by the Committee.  This preliminary determination is also based on Trinity's director criteria, the current composition of the Board, the balance of management and independent directors, and the need for Audit Committee members or other expertise and any other factor deemed relevant by the Committee.  The "independence" of non-management nominees will also be taken into account so that at least a majority of the Board will be made up of directors who satisfy the independence standards set forth by NASDAQ and the rules and regulations of the SEC.   Information regarding the nominating policies and procedures of the Committee, the director criteria and Trinity's Bylaws can be found on LANB's website at https://www.snl.com/Cache/1500095751.PDF?O=PDF&T=&Y=&D=&FID=1500095751&iid=1017156.

While Trinity does not have a separate diversity policy, the Committee considers diversity in reviewing its current directors and any potential nominees.  The Committee places value in a Board composed of characteristics reflective of the Company's communities in terms of gender and race, as well as differing perspectives in terms of professional fields, education, skills and community service.  In considering potential nominees to the Board, and when evaluating incumbent directors, the Nominating and Corporate Governance Committee shall seek to, among other factors, promote collegiality among members of the Board, encourage directors to be active participants in the communities served by Trinity and contribute to organizations located in such communities.  The Committee has broad discretion to consider any additional factors it deems relevant to an assessment of a proposed nominee's suitability for the Board.

If a candidate satisfies the initial review, the Committee will conduct an interview of the candidate.  The Committee conducts interviews with all incumbent directors standing for re-election and reviews their independence, qualifications, conduct, background and areas of expertise.  After conducting all interviews and evaluations, the Committee meets in closed-sessions to discuss each nominee and makes its recommendations to the Board.  The Board will review the recommendations of the Committee and make the final determination of which nominees will be presented for election.

Other Relationships.  There are no arrangements or understandings between any of the directors or executive officers and any other person pursuant to which any of Trinity's directors or executive officers have been selected for their respective positions.  No director or executive officer is related to any other director or executive officer.

Certain Relationships and Related Transactions
Trinity's written Related Party Transaction Policy provides that all relationships between Trinity and any director, executive officer or an entity related to a director or executive officer, will be reviewed, approved or ratified by the Audit Committee, excluding loan transactions falling within the ordinary course of business with the Bank.  All transactions will be reviewed, regardless of type, when the transaction is anticipated to or actually meets or exceeds $120,000 in compensation to the director, executive officer or an entity related to a director or executive officer.  The review will include the details of the relationship, including the nature of the relationship, the anticipated amount of compensation to be paid under the transaction, and, if possible, a comparison of market rates for similar products or services.  The Audit Committee will consider the proposed relationship and either approve or deny the engagement.  Additionally, the relationships with directors and their related entities will be reviewed each year as part of the determination of independence of each director and nominee.  In the event that a relationship is entered into without prior approval of the Audit Committee, it will be provided with detailed information regarding the relationship for ratification.  If the Audit Committee does not ratify the relationship, Trinity will terminate the relationship.  Once a relationship has been created, Trinity will cause a request for proposals to be issued to the director, executive officer or entity related to a director or executive officer not less than every five years.  This request will serve to ensure that Trinity is obtaining products and services on terms at least as favorable as if they were from an unrelated third party.
The types of transactions, relationships and arrangements that are considered in determining independence but are not disclosed as a related party transaction include, but are not limited to, borrowing relationships and business relationships.  Trinity is a bank holding company that controls the Bank, a national bank.  The Bank commonly enters into customary loan, deposit and associated relationships with its directors and executive officers, all of which are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.  All loans by the Bank to Trinity's directors and executive officers are subject to the regulations of the Office of the Comptroller of the Currency.  National banks are generally prohibited from making loans to their directors and executive officers at favorable rates or on terms not comparable to those available to the general public or other employees.  The Bank does not offer any preferential loans to Trinity's directors or executive officers.
Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the directors, executive officers and persons who beneficially own more than 10% of Trinity's common stock file reports of beneficial ownership and changes in beneficial ownership with the SEC. These persons are also required to furnish the Company with copies of all Section 16(a) forms they file.  Based on our review of the forms filed during 2016, we believe that all directors and executive officers complied with Section 16(a) reporting requirements.

DIRECTOR COMPENSATION
The Company provides compensation to non-employee directors based on the service they provide to the Company.  The Company's employee director, John S. Gulas, was not provided compensation for his service as a director of the Company or the Bank during 2016.  The Company's employee director was compensated for his positions within the Company during 2016 as described below under "Executive Compensation."
The following table sets forth compensation provided to each of the non-employee directors of the Company and includes compensation for their services as directors of the Bank in 2016.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation(1) ($)	Total ($)
Gregory Antonsen	36,000	12,000	3,510	51,510
James E. Goodwin, Jr.	42,000	22,000	4,680	68,680
Jeffrey F. Howell	36,000	16,000	3,803	55,803
Leslie Nathanson Juris	36,000	12,000	3,510	51,510
Jerry Kindsfather	72,830	26,000	7,227	106,057
Arthur B. Montoya, Jr.	36,000	16,000	3,803	55,803
Charles A. Slocomb	36,000	18,000	3,949	57,949
Robert P. Worcester	36,000	16,000	3,803	55,803

(1)	All Other Compensation consists of tax gross-ups. The Company does not provide for the payment of any tax gross-ups to its NEOs.

The Board modified the fees paid to non-employee members, effective January 1, 2016, as presented in the table below.  Each non-employee member of the Board receives the compensation as presented in the following table.
Board or Committee	2016 Fee Schedule ($)(1)	2017 Fee Schedule ($)(3)
Trinity Board of Directors Monthly Retainer	500	500
Bank Board of Directors Monthly Retainer	2,500	2,500
Trinity Chair of the Board of Directors Monthly Retainer	833	833
Trinity and Bank Audit Committee Chairman Monthly Retainer	500	500
Trinity Board of Directors Annual Stock Grant(2)	12,000	12,000
Trinity Chair of the Board of Directors Annual Stock Grant(2)	8,000	8,000
Trinity and Bank Audit, Compensation, Risk Management, and Nominating Committees Chairman Annual Stock Grant	4,000	4,000
Trinity and Bank Executive Committee Members	500	500

(1)	The 2016 Fee Schedule was approved on February 24, 2016 with an effective date of January 1, 2016.
(2)
The grant is based on the higher of (x) last reported sale price of the Company's common stock on the date of grant, or (y) $4.75, which is the price paid on December 19, 2016 by the investor groups for their $52 million ownership interest.  The price used for the January 31, 2017 grant was $4.75.

(3)	On December 20, 2016, the Fee Schedule was approved and effective on January 1, 2017.
Under the Trinity Capital Corporation Directors Deferred Compensation Plan, approved effective March 24, 2015, directors may choose to defer some or all of their annual cash retainers.  Deferred compensation is invested in an interest-bearing account. In 2016, one board member elected to defer a portion of board fees earned.  In January 2017, the board authorized its non-employee directors to elect to receive their compensation in the form of cash, shares of common stock, or a combination thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of Trinity's shares of common stock by:
• ·	Any person who is known to Trinity to own beneficially more than 5% of Trinity's common stock;
• ·	Each of Trinity's directors;
• ·	Each of Trinity's named executive officers; and
• ·	All current executive officers and directors as a group.

All shares of common stock are owned with sole voting and investment power by each person listed, unless otherwise indicated by footnote.  Beneficial ownership as of the dates noted has been determined for this purpose in accordance with Rule 13d-3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if he or she has shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership of securities within 60 days of March 31, 2017.  The address of each beneficial owner is c/o Trinity, 1200 Trinity Drive, Los Alamos, New Mexico 87544, unless otherwise indicated by footnote.  As of March 31, 2017, there were 17,513,794 shares of common stock outstanding, of which 9,249,205 were shares of voting common stock.  As of March 31, 2017, none of the beneficial owners below own shares of the Company's non-voting common stock.

Name of Individual or Individuals in Group	Reporting Type	Beneficial Ownership	Percent of Class of Voting Common Stock
Gregory G. Antonsen	Director	7,710	*
James F. Deutsch	Director	211	*
James E. Goodwin, Jr. (1)	Director	5,931	*
John S. Gulas (2)	Director and Chief Executive Officer	22,144	*
Jeffrey F. Howell	Director	19,396	*
Leslie Nathanson Juris	Director	8,026	*
Jerry Kindsfather (3)	Director	242,992	2.6%
Thomas M. Lilly (4)	Chief Credit Officer	2,987	*
Arthur B. Montoya, Jr. (5)	Director	29,333	*
Tony Scavuzzo	Director	211	*
Charles A. Slocomb (6)	Director	20,072	*
Daniel W. Thompson	Chief Financial Officer	22,674	*
Robert P. Worcester (7)	Director	28,674	*

Total of Directors and Executive Officers (12)		410,361	4.3%
* Indicates that the individual or entity owns less than one percent of Trinity's common stock.

(1)
The James E. Goodwin, Jr. 2010 Irrevocable Trust holds 10,000 shares which were gifted to the trust by Mr. Goodwin.  Mr. Goodwin does not have any voting or investment power over such shares.  Mr. Worcester is one of the Trustees of the trust and has voting and investment power over such shares.

(2)	Mr. Gulas holds 13,253 restricted stock units ("RSUs") awarded on February 23, 2016 which are not included in the total as these RSUs are not yet vested.
(3)
Mr. Kindsfather holds 106,768 shares in the Kindsfather Family Revocable Trust.  Mr. Kindsfather's beneficial ownership also includes 129,592 shares, one-half of the 259,184 shares held by J&G Investments, in which Mr. Kindsfather is a 50% partner with shared voting and investment power.

(4)	Mr. Lilly holds 5,974 RSUs awarded on February 23, 2016 which are not included in the total as these RSUs are not yet vested.
(5)
Dr. Montoya shares voting and investment power in 29,033 shares with his spouse.  The remaining 300 shares are held by the Arthur B. Montoya, Jr., DDS Profit Sharing Plan over which Dr. Montoya shares voting and investment power.

(6)	Mr. Slocomb shares voting and investment power in such shares with his spouse.
(7)	Mr. Thompson retired from the Company and the Bank on March 27, 2017.
(7)
Mr. Worcester shares voting and investment power over 22,674 shares with his spouse.  Mr. Worcester serves as Trustee to the James E. Goodwin, Jr. 2010 Irrevocable Trust and has voting and investment powers over the 10,000 shares held therein.

Persons known to Trinity to own more than 5% of the outstanding shares of voting common stock
Name of Individual or Individuals in Group	Reporting Type	As of March 31, 2017
		Beneficial Ownership	Percent of Class
Castle Creek Capital Partners VI, L.P. 6051 El Tordo Rancho Santa Fe, CA 92067	5% Stockholder	909,567	9.9%
Patriot Financial Partners II, L.P. (1) Cira Centre 2929 Arch Street, 27th Floor Philadelphia, PA 19104	5% Stockholder	814,517	8.9%
Patriot Financial Partners Parallel II, L.P. (1) Cira Centre 2929 Arch Street, 27th Floor Philadelphia, PA 19104	5% Stockholder	95,050	1.0%
Strategic Value Investors LP 2000 Auburn Drive, Suite 300 Beachwood, OH 44122	5% Stockholder	842,105	9.2%
Trinity Capital Corporation ESOP (2)	5% Stockholder	671,578	7.3%
The Delle Foundation (3)	5% Stockholder	567,097	6.2%

(1)
The following are members of the "Patriot Financial Group": each of Patriot Financial Partners II, L.P. and Patriot Financial Partners Parallel II, L.P. (together, the "Patriot Funds"), Patriot Financial Partners, GP II, L.P., the general partner of the Patriot Funds ("Patriot GP"), Patriot Financial Manager II, L.P., which provides advisory services to certain members of the Patriot Financial Group, Patriot Financial Partners, GP II, LLC, general partner of Patriot GP ("Patriot LLC") and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch, general partners of the Patriot Funds and Patriot GP and members of Patriot LLC, and James F. Deutsch who is a member of the investment committees (along with Messrs. Wycoff, Lubert and Lynch) which make investment decisions on behalf of the Patriot Funds.  Accordingly, securities owned by the Patriot Funds may be regarded as being beneficially owned by Patriot GP, Patriot LLC and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch.  Mr. Deutsch disclaims beneficial ownership.

(2)
Of the 671,578 shares held by Trinity's Employee Stock Ownership Plan (the "ESOP") as of March 31, 2017, all were allocated or will be allocated to the individual participants' accounts.  The address of the ESOP is 1200 Trinity Drive, Los Alamos, NM 87544.

(3)
The Delle Foundation is a non-profit corporation.  George A. Cowan, the grantor of the foundation, served as a Director Emeritus to Trinity and the Bank until his death in April 2012.  The address of The Delle Foundation is 1200 Trinity Drive, Los Alamos, NM 87544.  Ms. Howell serves as Chairman of the Board of The Delle Foundation.

Stock Ownership Requirements.  In 2016, the Company had not adopted stock ownership requirements for the NEOs or directors apart from the requirements of the bank regulators under 12 U.S.C. Section 72, which require directors to own a minimum of $1,000 in the Company's stock. Each of the Company's directors satisfies this requirement as set forth in the table below.  In January 2017, the Board approved the Trinity Capital Corporation Non-Employee Director Stock Ownership Guidelines which sets the minimum amount of stock certain directors (excluding any directors that serve as a representative of 5% or more owners of the Company's common stock) must own equal to two times the director's base retainer and provides a period of time to obtain such ownership.

INFORMATION REGARDING EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES

Set forth below is certain information regarding the executive officers of the Company (including the Bank), other than those executive officers who are also Directors of the Company and for whom such information is provided elsewhere in this Proxy Statement.
John S. Gulas.  See "Board of Directors" above.
Michael Shuler.  Mr. Shuler, age 49, has served as interim Chief Financial Officer of the Company and the Bank since March 27, 2017, following the departure of Mr. Thompson.  Mr. Shuler continues to serve in his position as Controller of the Bank while fulfilling his interim duties. Mr. Shuler has served as the Bank's Comptroller since August 2015.  Prior to that Mr. Shuler served as Senior Vice President and Controller at United Central Bank until it was purchased by Hanmi Bank where Mr. Shuler served as Senior Vice President and Regional Controller.  Prior to his service at United Central Bank, Mr. Shuler served in various capacities at Beal Bank from 1996 to 2011.
Thomas M. Lilly.  Mr. Lilly, age 58, has served as Chief Credit Officer of the Bank since July 2013.  Mr. Lilly was previously employed as Chief Credit Officer at The National Bank in Bettendorf, Iowa from August 2009 to July 2013.  Mr. Lilly as served as the Chief Credit Officer of West Valley National Bank in Goodyear, Arizona from January 2008 to January 2009.  Mr. Lilly has over 30 years' experience as a commercial lender and Chief Credit Officer.
Yin Y Ho. Mr. Ho, age 65, has served as Chief Information Officer since September 29, 2014.  Mr. Ho was previously employed as Executive Vice President and Chief Information Officer at OmniAmerican Bank in Fort Worth, Texas since October 2008 until the bank was acquired by Southside Bank of Tyler, Texas.  Mr. Ho has performed key leadership roles as Chief Information Officer, Chief Information Security Officer, Technology Risk Management, and Enterprise Architect for IBM, Dell, Grant Thornton, Blockbuster, and Financial Institutions.  He is a frequent speaker for Banking and Finance Industry group in governance, risk, and cybersecurity areas, and was an adjunct professor at University of Texas in Arlington and University of North Texas.  Mr. Ho is the author of a network technology book and has served as publisher/editor-in-chief of information technology magazines.  Mr. Ho holds a BS from University of Wisconsin, an MS in Computer Science from North Dakota State University, and holds CIPP, CISA, CISM, CGEIT, and CISSP certification.
Stan Sluder.  Mr. Sluder, age 50, has served as Chief Lending Officer for the Bank since May 2015.  Mr. Sluder was most recently employed as Market President and Chief Lending Officer for Peoples Bank in New Mexico. Peoples Bank is a family-owned state-chartered member bank headquartered in Lawrence, Kansas.  Mr. Sluder was responsible for growth and profitability of the bank in New Mexico since 1998.  Mr. Sluder is a graduate of New Mexico State University with a Bachelor of Science in Communication Studies.
Joe Martony.  Joe Martony, age 53, has served as Chief Risk Officer for the Bank since January 2016.  Mr. Martony was most recently employed as Executive Vice President and Chief Risk Officer for SKBHC Holdings LLC ("SKBHC"), Starbuck Bancshares, Inc. and AmericanWest Bank from 2010 to 2015.  During that five-year time period, SKBHC, based in Seattle, Washington, grew to a $4 billion financial institution through a series of community bank acquisitions.  Prior to SKBHC, Mr. Martony held senior risk management positions at Mutual of Omaha Bank and First National Bank, both located in Scottsdale, Arizona.  From 1987 to 2006, Mr. Martony was a National Bank Examiner for the Office of the Comptroller of the Currency.  He is a graduate of Indiana University, with a Bachelor of Science degree in Business Finance.

EXECUTIVE COMPENSATION

General.  The Company's compensation programs are designed with the intention of aligning the Company's culture, philosophy and strategy with the goal of providing long-term, sustainable growth for its investors.  In an effort to foster this alignment, the Compensation Committee bases the Company's compensation programs on four objectives.  First, compensation awarded should reflect the qualifications, skills, experience and responsibilities of each named executive officer on an individual basis.  Second, the Compensation Committee should structure the compensation programs in a manner that the Committee believes will enable the Company to attract and retain the most qualified and highly skilled employees available by providing competitive compensation and benefits.  Third, the Compensation Committee should establish a compensation program to incentivize and motivate named executive officers to achieve superior job performance, deliver excellent customer service, and surpass his or her personal goals and contribute to the overall success of the Company while operating the Company in a safe and sound manner.  Finally, the compensation programs should be designed to encourage both generation of income and reduction of expenses by making employees owners of the Company, thereby aligning their interests with those of the Company's stockholders.
Compensation is awarded both on the basis of individual performance and the Company's success.  The named executive officers share in many of the same compensatory programs as other employees and many of these programs provide the same terms of participation for named executive officers and other employees, including the profit sharing program and the.  These programs are designed to reward longevity and corporate performance, thereby helping to align employees' interests with those of its stockholders.
Due to the restatement of its financial statements, evaluation of the Company's performance for the year 2015 in setting compensation for 2016 was difficult, as actual restated data was not available for the Compensation Committee's consideration.  As a result, individual performance factored into the Committee's decisions more heavily than did the performance of the Company.  The financial indicators were based upon the budget created by management and approved by the Board and focused primarily on the then-reported returns for LANB, including return on average equity, asset quality, efficiency, net income and return on average assets, as well as regulatory compliance and efforts made toward correcting deficiencies identified in the regulatory enforcement actions.  The Compensation Committee sets expectations of meeting or exceeding corporate goals, but takes into account other internal and external factors that influence the levels of success that can be achieved in the given year.  As a result, the Committee retains the flexibility and full discretion to determine whether and at what level to reward its named executive officers based on corporate performance even if the targets are not fully achieved.
Regulatory Considerations.  The Company must contend with several often overlapping layers of regulations when considering and implementing compensation-related decisions.  These regulations do not set specific parameters within which compensation decisions must be made, but do require the Company and the Compensation Committee to be mindful of the risks that often go hand-in-hand with compensation programs designed to incentivize the achievement of better-than-average performance.
Under its long-standing Interagency Guidelines Establishing Standards for Safety and Soundness (the "Safety and Soundness Standards"), the Federal Deposit Insurance Corporation (the "FDIC") has long held that excessive compensation is prohibited as an unsafe and unsound practice.  In describing a framework within which to make a determination as to whether compensation is to be considered excessive, the FDIC has indicated that financial institutions should consider whether aggregate cash amounts paid, or non-cash benefits provided, to employees are unreasonable or disproportionate to the services performed by an employee.  The FDIC encourages financial institutions to review an employee's compensation history and to consider internal pay equity, and, as appropriate, to consider benchmarking compensation to peer groups.  Finally, the FDIC provides that, in order to give proper context, such an assessment must be made in light of the institution's overall financial condition.
In addition to the Safety and Soundness Standards, the Compensation Committee must also take into account the joint agency Guidance on Sound Incentive Compensation Policies (the "Guidance").  Various financial institution regulatory agencies worked together to issue the Guidance, which is intended to serve as a complement to the Safety and Soundness Standards.  The Guidance sets forth a framework for assessing and mitigating risk associated with incentive compensation plans, programs and arrangements maintained by financial institutions. The Guidance is narrower in scope than the Safety and Soundness Standards because it applies only to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to an institution.  With respect to such individuals, the Guidance is intended to focus an institution's attention on balanced risk-taking incentives, compatibility of incentives with effective controls and risk management, and a focus on general principles of strong corporate governance in establishing, reviewing and maintaining incentive compensation programs.
The Compensation Committee, with the assistance of its advisors and the Company management, continues to monitor the status of compensation-related rules and regulations expected to be finalized or issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act (or the Dodd-Frank Act) enacted in July 2010.  While the Compensation Committee believes its own risk assessment procedures are effective, it is prepared to implement any additional steps that may be deemed necessary to fully comply with such rules and regulations when finalized or issued.  The Compensation Committee does note, however, that the proposed risk assessment rules issued under the Dodd-Frank Act nearly mirror the Safety and Soundness Standards and the framework of the Guidance.
Finally, in addition to the foregoing, the Company is also subject to the SEC's rules regarding risk assessment.  Those rules require a publicly-traded company to determine whether any of its compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on the company.
The Compensation Committee continues to believe in and practice a sensible approach to balancing risk-taking and rewarding reasonable, but not necessarily easily attainable, goals and this has always been a component of its overall assessment of the compensation plans, programs and arrangements it has put in place for the NEOs.  In this regard, the Compensation Committee regularly revisits the components of the frameworks set forth in the Safety and Soundness Standards and the Guidance as an effective tool for conducting its own assessment of the balance between risk and reward built into the Company's compensation programs for its NEOs.  The Compensation Committee believes the Company has adequate policies and procedures in place to balance and control any risk-taking that may be incentivized by the employee compensation plans.  The Compensation Committee further believes that such policies and procedures will work to limit the risk that any employee would manipulate reported earnings in an effort to enhance his or her compensation.

Summary Compensation Table.  During 2016, the Company's named executive officers ("NEOs") were as follows:  John S. Gulas, Daniel W. Thompson and Thomas M. Lilly.  The following table contains the summary of compensation awarded to, paid to or earned by the NEOs in 2016 and 2015.

Name and Principal Position		Salary	Bonus	Stock Awards	All Other Compensation	Total
	Year	($)	($)(1)	($)(2)	($)	($)
John S. Gulas, Chief Executive Officer of Trinity and the Bank (3)	2016 2015	394,833 407,692	84,643 -	79,516 -	8,625 39,492	$567,617 $ 447,184
Daniel W. Thompson, Chief Financial Officer of Trinity and the Bank (4)	2016 2015	265,117 125,192	12,206 -	33,808 -	1,200 17,804	$312,331 $ 142,996
Thomas M. Lilly, Chief Credit Officer of the Bank	2016 2015	232,944 233,914	37,395 -	35,844 -	- -	$306,183 $ 233,914

(1)
Amounts reported in this column were paid out in accordance with the Short Term Incentive Compensation Program.  See description below under Short-Term Incentives- Performance Bonuses and Grant of Plan-Based Awards.

(2)
Amounts reported in this column reflect the aggregate grant date fair value of RSUs, computed in accordance with ASC Topic 718.  The assumptions used in calculating these amounts are set forth in Note 13 to the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

(3)
Other Compensation paid to Mr. Gulas in 2016 consists of an annual vehicle allowance ($8,625).  Other Compensation paid in 2015 consists of an annual vehicle allowance ($9,000), moving expenses ($26,792) and temporary housing expenses ($3,700).

(4)
Mr. Thompson was hired on July 7, 2015 and was appointed Chief Financial Officer on October 27, 2015.  Mr. Thompson retired from the Company and the Bank effective March 27, 2017.  Other Compensation paid in 2016 consists of cell phone allowance ($1,200).  Other Compensation paid in 2015 consists of cell phone allowance ($554) and half of the realtor fee on his prior residence ($17,250).

The NEO compensation historically has consisted of base salary, benefits, profit sharing, ESOP contributions, ESOP top-heavy cash payments for salaries in excess of plan caps, discretionary performance bonuses and discretionary stock incentives.  NEOs have generally been eligible to participate in all benefits on an equal basis with all other employees.
Base Salary.  The salary levels of all employees, including the NEOs, are set to reflect the duties and levels of responsibilities inherent in the position, the competitive conditions in the banking business in the Company's market area and the value received by the Company from that employee.  The base salaries of the NEOs are reviewed annually.  In setting base salaries, a number of factors relating to the individual, including the individual's performance, historic salary levels, job responsibilities, level of expertise, ability and knowledge of position and complexity of the Company's operations are also considered.  These factors are considered in the aggregate and none of the factors are accorded a specific weight.  The salary for Mr. Gulas is set annually by the Board, based on the recommendations of the Compensation Committee.  Mr. Gulas sets the salaries for the other executive officers.
Short-Term Incentives.

Performance Bonuses.  The Company has adopted a short-term incentive compensation program (the "Program") designed to reward select individuals and teams for meeting or exceeding quality standards, risk mitigation standards, sales and income goals and to assist in the retention of key employees.  All employees are eligible to participate in the Program with the exception of commission-based employees.  Under the Program, performance goals are established annually and are determined based on an employee's title and functional responsibility within the Bank.  Awards made under the Program are subject to recoupment by the Company in the event of a material error or the necessity for a restatement of the data upon which the award was based.  Each of the NEOs received an award under the Program for 2016.
Profit Sharing Program.  The Company makes annual profit sharing payments to employees, based upon the Company's performance and profitability.  The Company provides for the profit sharing program on the belief that sharing corporate profits is an effective motivating technique for employees.  The Company believes that sharing profits leads to employees who are more conscientious in reducing costs and increasing income and efficiency, and aligning employee interests with those of the Company's stockholders.  All eligible employees participate, on a proportional basis, in the Company's profit sharing program; however, the program is not part of a tax-qualified retirement plan.  All eligible employees have received the same percentage of their eligible compensation, consisting primarily of their base salaries, through the program.  Full time employees become eligible for profit sharing participation the year following the completion of 18 months of service.  The Company's payments under the profit sharing program are based upon the recommendation of the Compensation Committee and determination by the full Board in consideration of the performance and profitability of the Company and is entirely discretionary.  In light of the restatements of the Company's financial statements and as no dividends were paid to the Company's stockholders, the Compensation Committee and the Board determined that no payments would be made under the profit sharing program for either 2015 or 2016.

Employee Stock Ownership Plan.  The Company contributes to its ESOP based on its belief that employee/owners act differently than employees who do not have a personal stake in their company.  The Company contributes to the ESOP to enhance its culture of ownership and to provide a retirement saving opportunity for its employees.  The ESOP is fully funded by the discretionary contributions of the Company and participants cannot invest their own funds in the plan.  The ESOP is the Company's largest stockholder, giving the Company's employees and stockholders the common interest of enhancing the value of the Company's stock.  All eligible hourly and salaried employees participate, on a proportional basis, in the ESOP.  Full-time employees become eligible for ESOP participation the year following the completion of 1,000 hours of service.  An employee's ownership of his or her ESOP account currently vests incrementally over a period of six years.  The Company's contribution to the ESOP is recommended by the Compensation Committee and determined by the full Board based on the profitability of the Company and is entirely discretionary.  In light of the restatements of the Company's financial statements and as no dividends were paid to the Company's stockholders, the Compensation Committee and the Board determined that no contributions would be made to the ESOP for either 2015 or 2016.
Long-Term Equity Incentive Compensation Program.  The Compensation Committee, from time to time, includes grants of long-term equity compensation awards as part of the annual compensation provided to the NEOs. In deciding to award stock incentives, the Compensation Committee considers a number of factors, including the number of awards outstanding or previously granted and the aggregate size and value of current awards.  The Company typically grants stock incentives to key employees, including its NEOs, as motivation to enhance the appreciation of the Company's stock price and returns, to reward their efforts through the long-term appreciation of the Company's stock price and to strengthen retention of key employees and NEOs.  The full benefit of nonqualified stock options ("NQSOs") and stock appreciation rights ("SARs") is only realized upon the appreciation of the Company's stock price, providing an incentive for participants to create value for the Company's stockholders by delivering consistent and sustainable returns.  RSUs provide benefit to the grantee upon vesting through an increased ownership of the Company's stock, with additional benefit during the vesting period through appreciation of the stock price and entitlement to dividend equivalents.
Trinity Capital Corporation 2015 Long-Term Incentive Plan ("2015 Plan").  The following is a brief description of the material terms of the 2015 Plan, which became effective January 22, 2015, and is qualified in its entirety by reference to the full text of the 2015 Plan, which may be found as Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed with the SEC on December 15, 2014.  There were 50,288 RSUs issued under the 2015 Plan outstanding as of December 31, 2016.

•
A maximum of 500,000 shares of the Company's common stock are reserved for issuance.  A maximum of 100,000 options and SARs may be granted to an individual as "performance-based compensation" during any calendar year.  Shares delivered will be authorized but unissued shares of the Company common stock, treasury shares or shares purchased in the open market or otherwise.

•
In the event of recapitalizations, reclassifications or other specified events affecting the Company or shares of the Company's common stock, appropriate and equitable adjustments will be made to the number and kind of shares of the Company's common stock available for grant, as well as to other maximum limitations under the 2015 Plan, and the number and kind of shares of the Company common stock or other rights and prices under outstanding awards.

•
The 2015 Plan is an "omnibus" stock plan that permits the Compensation Committee to utilize various types of equity-based awards, including stock options, stock appreciation rights and restricted stock units.

•
The exercise price of any stock option granted may not be less than the fair value of the Company's common stock on the date the option is granted.  The option price is payable in cash, shares of the Company's common stock, through a broker-assisted cashless exercise or as otherwise permitted by the Compensation Committee.

•	The 2015 Plan does not permit the repricing of stock options or SARs without the approval of stockholders or the granting of discounted options.

The Committee delegates administration of the awards to management.  The Company does not have a program, plan or practice to time equity award grants to its executives in coordination with the release of material nonpublic information nor does the Company time the release of material non-public information for the purpose of affecting the values of executive compensation.  The Company has not repriced any compensation awards, including stock options or SARs, nor has it made any material modifications to its stock incentive plans or awards, other than the reduction of the RSUs to the NEOs.  The Company typically determines grants of stock incentives near the end of each year and announces those awards as soon as practicable following the grant.

The Company's stock incentive awards generally have been priced at or above the fair value of the Company's stock based on the last reported sale price as of the date of grant, which is also the date of approval. The Company has awarded all stock options and SARs based on the last reported market price of the Company's stock on the award grant date.  The Company will in the future price all options and other equity awards at or above market price as of the actual grant date.

Mr. Gulas and certain other senior officers of the Bank are eligible for incentive-based compensation to be earned in 2016 pursuant to the 2015 Plan.  Awards pursuant to the 2015 Plan are both discretionary and based upon performance metrics.  The performance metrics are aimed at encouraging growth and increasing profitability and ensuring appropriate risk management.  In addition, the equity awards will vest in equal installments over a three-year period and require profitability in subsequent years as a prerequisite to vesting, among other requirements. Awards made under the 2015 Plan are subject to recoupment by the Company in the event of a material error or the necessity for a restatement of the data upon which the award was based.

The following table sets forth information regarding each grant of an award to an NEO in 2016 under the 2015 Plan.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards (1) ($)
John S. Gulas	02/23/2016	19,879	$79,516
Daniel W. Thompson	02/23/2016	8,452	33,808
Thomas Lilly	02/23/2016	8,961	35,844

(1) The last reported sale price of the Company's common stock on February 23, 2016, the grant date of the stock award reflected in this column was $4.00.

Outstanding Equity Awards as of 2016 Year-End.  The following table provides information as of
 December 31, 2016 regarding outstanding equity awards held by the NEOs.
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Vested (1) (#)	Fair Value of Shares or Units of Stock That Have Vested (2) ($)
John S. Gulas	-	-	-	-	19,879	94,425
Daniel W. Thompson	-	-	-	-	8,452	40,147
Thomas Lilly	-	-	-	-	8,961	42,565

(1)	All awards reflected in this column will vest equally on the first, second and third anniversary of the grant date, February 23, 2016.
(2)	The fair value is based upon the last reported sale price of the Company common stock on December 31, 2016 of $4.75 per share.

Employment Agreements.  During 2016, the Company had in place employment agreements with Mr. Gulas and Mr. Thompson.  The Company entered into these agreements to provide certainty in the relationships between the Company and these key employees in relation to their positions, as well as to establish non-compete and non-solicitation agreements and change in control provisions.  The key provisions of these agreements are summarized immediately below and in the "Potential Payments upon Termination or Change in Control" section below.

The Company's employment agreements contain non-competition, non-solicitation, non-disparagement and confidentiality provisions, equitable enforcement provisions, and dispute resolution provisions.  Mr. Gulas' employment agreement also requires him to provide 90 days' notice of intent to terminate employment voluntarily.   These provisions were consideration to induce the Company to enter into the agreements and, thus, any benefit conferred by the employment agreements is conditioned on the honoring of these terms by the executive.  Each of the Company's employment agreements referenced above precondition the receipt of any severance pay or other benefits upon a general release of claims against the Company and the Bank.

The employment agreements also include a provision that requires the adjustment or recovery of awards or payments upon restatement or other adjustment of relevant company financial statements or performance metrics. Thus, to the extent that such adjustment or recovery is required under applicable securities or other law, the Company's employment agreements provide that the executive will make restitution.  These summaries are qualified in their entirety by reference to the full employment agreements, copies of which are listed as exhibits on our Annual Report on Form 10-K for the year ended December 31, 2016.

Potential Payments upon Termination or Change in Control.  As of December 31, 2016, the Bank was deemed to be in "troubled condition" by virtue of the regulatory enforcement actions, and as a result, we are required to comply with certain restrictions on severance payments under the applicable rules and may be prohibited from making some or all of the payments reflected in the table below in connection with an employment termination.  However, the table below sets forth the estimated amount of incremental compensation payable to each of the NEOs upon different employment termination and change in control scenarios as though the troubled condition rules did not apply.  All change in control payments due to Mr. Gulas and Mr. Thompson are limited in order to avoid application of an excise tax under Internal Revenue Code Section 280G.  The amounts shown assume the hypothetical payment event was effective as of December 31, 2016, and that the price of the Company's common stock was the closing price of $4.75 on December 31, 2016 (the last trading day of the year).

Potential Payment Event	John S. Gulas		Daniel W. Thompson
Voluntary Termination (including Retirement)	None		None
Termination without Cause (no Change in Control)	None		None
Termination for Cause (no Change in Control)	None		None
Involuntary Termination following Change in Control	$447,060	(1)	$262,500	(2)
Termination Due to Death or Disability	$47,060	(3)	None
Change in Control (no Termination)	$47,060	(3)	None

(1)
Under his employment agreement, Mr. Gulas is entitled to a lump sum payment equal to 12 months of his annual base salary in the event of a termination of his employment (a) by the Company without cause within 12 months following a change in control of the Company, (b) by him for good reason (as defined in his agreement) within 12 months following a change in control of the Company, or (c) by him for any reason within 30 days following a change in control of the Company.

(2)
Under his employment agreement, Mr. Thompson is entitled to a lump sum payment equal to 12 months of his annual base salary in the event of a termination of his employment (a) by the Company without cause within 12 months following a change in control of the Company, (b) by him for good reason (as defined in his agreement) within 12 months following a change in control of the Company, or (c) by him for any reason within 30 days following a change in control of the Company.

(3)	The outstanding RSUs awarded to Mr. Gulas under the 2015 Plan would vest 100% upon Mr. Gulas' termination without cause on or following a change in control of the Company.

Compensation Claw-backs.  Upon completion of the restatement of financial data contained in the Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on December 12, 2014, the Company initiated a compensation claw-back in accordance with applicable law.  The claw-backs included all persons subject to claw-back requirements who received incentive compensation based upon the Company's performance during 2013, 2012, 2011 and 2010.  The total of the claw-backs is approximately $97 thousand of which over $78 thousand was recovered as of March 31, 2017.

Tax and Accounting Considerations. In consultation with advisors, the tax and accounting treatment of each of the Company's compensation programs is evaluated at the time of adoption and, as necessary, with changes in tax or other applicable rules or conditions making such a review prudent to ensure we understand the financial impact of each program on the Company and the value of the benefit provided to the Company's officers and employees.

Code Section 162(m) generally limits the Bank's Federal income tax deduction for certain executive compensation in excess of $1 million paid to the Chief Executive Officer and the three highest compensated officers (other than the Chief Financial Officer) serving at the end of the year. The $1 million deduction limit does not apply, however, to "performance-based compensation," as that term is defined in Code Section 162(m). The Compensation Committee recognizes the possibility that if the amounts of the base salary of a covered officer, and other compensation that is not "performance-based compensation," exceeds $1 million, it may not be fully deductible for Federal income tax purposes. The Compensation Committee will make a determination at any such time whether to authorize the payment of such amounts without regard to deductibility or whether the terms of payment should be modified as to preserve any deduction otherwise available. In 2016, the limitation on deductibility of compensation to the Company's officers did not affect the Company's compensation practices nor did the Company pay any officers an amount in excess of the applicable deductibility limit.

PROPOSAL NOS. 2, 3 AND 4:
APPROVAL OF THE AMENDMENTS TO
AND THE AMENDMENT AND RESTATEMENT OF
THE ARTICLES OF INCORPORATION OF THE COMPANY

The Proposed Amendments and the Proposed Amendment and Restatement

Proposal Nos. 2, 3 and 4 relate to the amendment and restatement of our Articles of Incorporation.  There are a number of provisions in our Articles of Incorporation that the Company believes should be updated because of the passage of time, duplicative provisions in the Company's Amended and Restated Bylaws and changes in the New Mexico Business Corporation Act.
Each of Proposal Nos. 2, 3 and 4 discussed below are being voted on separately by the stockholders of the Company.  These Proposals are not dependent on one another.  If the stockholders approve some, but not all, of the proposals discussed below, the Articles of Incorporation will only be amended and restated to reflect the amendments approved by the stockholders.
Our Board of Directors has considered each of the changes discussed below and has approved the Amendements and the Amended and Restated Articles of Incorporation that incorporate all of these changes.  The form of the proposed Amended and Restated Articles of Incorporation, including the Amendments, is attached to this proxy statement as Annex A.  The general description of the proposed Amendments to the Amended and Restated Articles of Incorporation set forth below is qualified in its entirety by reference to the text of the proposed Amended and Restated Articles of Incorporation, which are attached as Annex A to this proxy statement.  You are urged to read carefully the proposed Amended and Restated Articles of Incorporation in its entirety.
Reasons for the Proposed Amendments

Proposal No. 2 – Amend Article ELEVENTH to provide that the procedures related to stockholder proposals will be governed by the Company's Amended and Restated Bylaws.  Article ELEVENTH of the current Articles of Incorporation provides detailed processes and procedures for our stockholders to submit proposals for consideration at the Company's annual meetings, including director nominations.  This Article ELEVENTH was adopted in 2004.  Since that time, the Company has incorporated similar provisions into its Amended and Restated Bylaws.  The provisions of Article ELEVENTH are substantially similar, but not identical, to the provisions contained in the Amended and Restated Bylaws.  For example, the Amended and Restated Bylaws require additional information about a director nominee and the stockholder submitting such nomination be provided to the Company's Board of Directors.  Furthermore, the Amended and Restated Bylaws require that a stockholder nomination be submitted not less than 90 days nor more than 120 days in advance of the date of the stockholder meeting at which directors will be elected, while the Articles of Incorporation require such a nomination be submitted not less than 60 days nor more than 90 days.  This lack of consistency could result in confusion and problems with interpretation for stockholders who wish to submit a proposal for inclusion at an annual meeting.
The Board believes that it is in the best interest of the Company and its stockholders to have these procedural matters governed by our Amended and Restated Bylaws.  The inclusion of these procedural matters in our Articles of Incorporation, changes to which require stockholder approval, is not customary for public companies.  This proposal to amend Article ELEVENTH to remove these procedural provisions would allow the Board of Directors more flexibility to make adjustments to such provisions in the Amended and Restated Bylaws, as necessary, without needing to obtain stockholder approval.  Because of this, the Board deems it advisable and appropriate to amend Article ELEVENTH in the current Articles of Incorporation to remove the procedural matters, thereby eliminating any inconsistencies between the Articles of Incorporation and the Amended and Restated Bylaws and leaving such procedural matters to be governed by the Amended and Restated Bylaws.  If Proposal No. 2 is approved by our stockholders, the Company will amend the Articles of Incorporation to delete the procedural matters from Article ELEVENTH of the Articles of Incorporation.
Proposal No. 3 – Delete Article TWELFTH to provide that special meetings of the stockholders will be governed by the Company's Amended and Restated Bylaws.  Article TWELFTH of the current Articles of Incorporation provides that special meetings of stockholders may only be called by at least 50% of the directors then in office, the President or by the holders of not less than a majority of shares entitled to vote at the meeting.  The Company's Amended and Restated Bylaws provide that special meetings of stockholders may be called by at least 50% of the directors then in office or by the holders of not less than 25% of the shares entitled to vote at the meeting, subject to the procedures and other requirements set forth in the Amended and Restated Bylaws.  As such, the Company's Articles of Incorporation and Amended and Restated Bylaws are inconsistent.   In order to cure this inconsistency, the Company proposes to delete Article TWELFTH of the Articles of Incorporation so that special meetings of the Company's stockholders, including the call of and the procedures related to such meetings, will be governed by the Amended and Restated Bylaws.
As provided in our Amended and Restated Bylaws, the Board believes that an ownership threshold of at least 25% of the stockholders entitled to vote at the meeting strikes an appropriate balance between preserving the rights of our stockholders and protecting against the risk that a small minority of stockholders, whose interests are transitory or are otherwise not aligned with other stockholders' interests in the long-term economic prospects of the Company, could trigger a special meeting (and the resulting time, expense and disruption to the Company's normal business operations). If Proposal No. 3 is approved by our stockholders, the Company will amend the Articles of Incorporation to delete Article TWELFTH from the Articles of Incorporation.
Proposal No. 4 – Amend and restate the Articles of Incorporation, including the Amendments, to provide for non-substantive revisions consistent with current corporate laws and the state of the Company.  The Board approved, and recommends to stockholders that they approve, certain non-substantive changes to the current Articles of Incorporation.  These non-substantive changes will not have any effect on your rights as a stockholder.  Most of these changes involve removing references that relate to certain series our of preferred stock that are no longer outstanding, deleting certain provisions that are no longer required under the New Mexico Business Corporation Act and updating certain provisions in the Articles of Incorporation to reflect the current state of the Company, some of which are described below.
The current Articles of Incorporation provide that the purpose of the Company is to "constitute a bank holding company…."  The Amended and Restated Articles of Incorporation proposes to expand that purpose to include "the transaction of any or all lawful business for which corporations may be incorporated under the Business Corporation Act of the State of New Mexico, at any time, including, but not limited to, holding stock or other ownership interests of corporations or other entities."  This amendment will enable the Company to expand its products and services should it ever be determined to be in the best interest of the Company to become a financial holding company.  At this time, the Company has no plans to make the election to become a financial holding company.
In addition, the current Articles of Incorporation provide for the designation, preferences and rights related to our Fixed Rate Cumulative Perpetual Preferred Stock, Series A ("Series A preferred stock"), Fixed Rate Cumulative Perpetual Preferred Stock, Series B ("Series B preferred stock") and Series C Convertible Perpetual Preferred Stock ("Series C preferred stock").  No shares of Series A preferred stock, Series B preferred stock or Series C preferred stock are currently outstanding.  Accordingly, we are proposing to  amend and restate the current Articles of Incorporation to delete obsolete provisions related to these series of preferred stock.  However, the proposed Amended and Restated Articles of Incorporation will retain its ability to issue preferred stock from time to time in one or more series, and will continue to have the authority to fix the designations, preferences and rights of any new series of preferred stock.
Finally, the current Articles of Incorporation contain a recital as to initial capitalization of $1,000 and a listing of the original directors and agent for service of process.  The Amended and Restated Articles of Incorporation update, substitute and eliminate these provisions to conform with the current New Mexico Business Corporation Act requirements.  If Proposal No. 4 is approved by our stockholders, the Company will amend the Articles of Incorporation to incorporate these provisions.
Potential Effects of the Proposed Amendments and Amendment and Restatement

If any of Proposal Nos. 2, 3 and 4 are approved by our stockholders, the Amended and Restated Articles of Incorporation reflecting such approvals will become effective when the Company files the Amended and Restated Articles of Incorporation with the Secretary of State of the State of New Mexico, which the Company intends to do promptly following the Annual Meeting.  If the Company's stockholders do not approve certain of the proposed amendments, the Company will only amend and restate the Articles of Incorporation for those proposals that were approved.
Recommendation of the Board of Directors

The Board of Directors recommends you vote "FOR" each of Proposal Nos. 2, 3 and 4, collectively, the Amended and Restated Articles of Incorporation of the Company.

PROPOSAL NO. 5: APPROVAL OF
A NON-BINDING ADVISORY RESOLUTION APPROVING
THE COMPENSATION OF TRINITY'S NAMED EXECUTIVE OFFICERS

As provided by Section 14A of the Exchange Act, we are asking you to approve, on a non-binding advisory basis, the compensation of the Company's named executive officers as described this Proxy Statement.  While this say-on-pay vote is required, it is not binding on our Board of Directors, the Compensation Committee or the Company.  However, the Compensation Committee intends to take into account the outcome of the vote when making future compensation decisions for the NEOs.  In response to the preference expressed by our stockholders at the 2014 annual meeting, the Board adopted a policy of holding this non-binding advisory vote annually.

At the Company's 2016 annual meeting, more than 83% of voting stockholders approved the non-binding advisory proposal on the 2015 compensation of the NEOs.  Based on this consideration and the other factors described in this Proxy Statement, the Compensation Committee did not alter the policies or structure for the NEOs' compensation for 2016 relative to 2015.

The Board recommends that stockholders again approve and support the decisions pertaining to the compensation of our NEOs.  Our compensation programs are designed to reward our named executive officers for the achievement of strategic and operational goals and the achievement of increased stockholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.  Stockholders are urged to read the "Executive Compensation" section of this Proxy Statement, including the Summary Compensation Table and other related compensation tables and narrative disclosures that describe the compensation of our NEOs in 2016.
The Company intends to hold its next say-on-pay vote at the 2018 annual meeting of stockholders.
Resolution to be Approved
We ask our stockholders to approve the following resolution:
"Resolved, that the stockholders approve, on an advisory basis, the compensation of Trinity Capital Corporation's named executive officers as disclosed under Executive Compensation, including the compensation tables, and the accompanying narrative disclosures, contained in the Company's Proxy Statement for the 2017 Annual Meeting of Stockholders, dated [•], 2017, pursuant to the compensation disclosure rules of the Securities and Exchange Commission."
Recommendation of the Board of Directors
The Board recommends a vote "FOR" the approval of the compensation of our NEOs, as disclosed in this Proxy Statement.

AUDIT COMMITTEE MATTERS
Audit Committee Report
Management has the responsibility for the preparation of Trinity's financial statements and the independent registered public accounting firm has the responsibility for the audit of those statements in accordance with the standards of the Public Company Accounting Oversight Board (the "PCAOB").  The Committee met and held discussions with management and Crowe regarding the fair and complete presentation of Trinity's audited 2016 financial statements and the assessment of the quality and adequacy of Trinity's internal control over financial reporting.  The Committee reviewed and discussed Trinity's policies with respect to risk assessment and risk management.  The Committee discussed with Trinity's Internal Auditor and Crowe the overall identification of audit risks, scope and plans for their respective audits.
The Audit Committee has discussed with Crowe the matters required to be discussed by applicable standards as adopted by the PCAOB.  In addition, the Audit Committee has received the written disclosures and the letter from Crowe relating to the independence of that firm as required by the applicable requirements of the PCAOB and has discussed with Crowe that firm's independence from Trinity.
In reliance upon the Audit Committee's review and discussions with management and Crowe, and its review of the representations of management and the report of Crowe to the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements be included in Trinity's Annual Report on Form 10-K for the year-ended December 31, 2016 for filing with the SEC.
The Audit Committee:
James E. Goodwin, Jr., Chair
Jeffrey F. Howell,
Arthur B. Montoya, Jr.
Charles A. Slocomb
Robert P. Worcester

Audit and Other Fees Paid
Aggregate fees for professional services rendered for Trinity by Crowe for the years ended December 31, 2016 and 2015, including the restated periods, are described below.
	2016	2015
Services Provided	(dollars in thousands)
Audit Fees, including audits of our consolidated financial statements	$2,069	$1,007
Audit Related Fees, including assurance related services the majority of which relate to the audits of Trinity's ESOP and 401(k) plan and evaluation of compliance with the Sarbanes-Oxley Act of 2002	-	-
Tax Fees, including preparation of our federal and state income tax returns and non-routine tax consultations	41	-
All Other Fees	10	191
TOTAL	$2,120	$1,198

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Under the provisions of its charter, the Audit Committee is responsible for appointing and reviewing the work of the independent registered public accounting firm and setting the independent registered public accounting firm's compensation.  In accordance with its charter, the Audit Committee reviews and pre-approves all audit services and permissible non-audit services provided by the independent registered public accounting firm to Trinity or the Bank and ensures that the independent public accounting firm is not engaged to perform non-audit services prohibited by law, rule or regulation.  During the years ended December 31, 2016 and 2015, all services were approved in advance by the Audit Committee in compliance with these processes.  The Committee concluded that the provision of such services by Crowe was compatible with the maintenance of each firm's independence in the conduct of its auditing functions.

PROPOSAL NO. 6: APPROVAL OF
INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee appointed Crowe Horwath LLP as the independent registered public accounting firm of Trinity and LANB for the fiscal year ending December 31, 2017.  Although we are not required to seek stockholder ratification in the selection of our accountants, we believe obtaining stockholder ratification is desirable.  In the event that our stockholders do not ratify the appointment of Crowe, the Audit Committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of us and our stockholders.
Management expects that a representative of Crowe will be present at the Annual Meeting, and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Recommendation of the Board of Directors
The Board recommends a vote "FOR" the ratification of the selection of Crowe as the independent registered public accounting firm of Trinity for the fiscal year ending December 31, 2017.

STOCKHOLDER PROPOSALS
The regulations of the SEC require any stockholder wishing to include a proposal in our proxy statement for our 2018 annual meeting of stockholders to present the proposal to Trinity at 1200 Trinity Drive, Los Alamos, New Mexico 87544 no later than [•], 2018.  Proposals should be directed to the attention of our Corporate Secretary.  We will consider written proposals received by that date for inclusion in our proxy statement in accordance with regulations governing the solicitation of proxies.
Stockholder Director Nomination Procedure.  Stockholders may nominate candidates for the Board by following the procedures detailed in Trinity's Bylaws or the Stockholder Nomination Procedures located at http://www.snl.com/Cache/1500095747.PDF?O=PDF&T=&Y=&D=&FID=1500095747&iid=1017156 .  The Bylaws can be found at https://www.snl.com/Cache/1500095751.PDF?O=PDF&T=&Y=&D=&FID=1500095751&iid=1017156.
The following is a summary of the process for stockholder nominations:
•	The stockholder must provide a written statement suggesting an individual as a candidate that includes the information required below.
•
The statement must be received by the Corporate Secretary, in the case of an annual meeting, not less than 90 days and not more than 120 days prior to the first anniversary (day and month) of the previous year's annual meeting, and in the case of a special meeting, not less than 90 days nor more than 120 days in advance of the date (day and month) of the special meeting.

The stockholder's written statement must set forth, as to each person whom the stockholder proposes to nominate for election as a director:

(i) the name, age, business address and residential address of such person;

(ii) the principal occupation or employment of such person;

(iii) the class and number of shares of the corporation's stock which are beneficially owned by such person or by any Shareholder Associated Person on the date of such stockholder notice;

(iv) any puts, options, warrants, derivatives, hedged positions, synthetic or temporary ownership interests, swaps, securities loans, timed purchases and other economic or similar positions, securities or interests held by such stockholder, beneficial owner, if any, or any Shareholder Associated Person with respect to the corporation's securities;

(v) any voting agreement, voting trust, proxy (other than a revocable proxy given solely in response to a solicitation made by such stockholder to all of the corporation's other stockholders pursuant to a proxy solicitation statement, a true and complete copy of which has previously been delivered to the Secretary of the corporation at the principal executive officers) or other contract, agreement, arrangement or understanding pursuant to which such stockholder, beneficial owner, if any, or any Shareholder Associated Person has a right to vote any class or series of shares of the corporation;

(vi) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

(vii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to elect the nominee or adopt or approve such other business and/or (b) otherwise to solicit proxies from stockholders in support of such nomination or other business;

(viii) any material interest of the stockholder, beneficial owner, if any, or any Shareholder Associated Person in such business;

(ix) (a) any significant equity interests in any principal competitor of the corporation held by such stockholder, beneficial owner, if any, or any Shareholder Associated Person and (b) any direct or indirect interest of any such person in any contract with any principal competitor of the corporation (including, in any such case, any employment agreement, indemnification agreement, collective bargaining agreement or consulting agreement);

(x) any agreements the stockholder, beneficial owner, if any, or any Shareholder Associated Person has with any other persons or entity in connection with such business; and

(xi) any other information relating to such person that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D-G under the Exchange Act, in connection with the acquisition of stock, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations, including, but not limited to, information required to be disclosed by Items 4(b) and 6 of Schedule 14A of Regulation 14A with the Securities and Exchange Commission.

Such stockholder notice shall also set forth, as to the stockholder giving the notice:

(i) the name and address, as they appear on the corporation's books, of such stockholder and the name and principal business or residential address of any other beneficial stockholders known by such stockholder to support such nominees; and

(ii) the class and number of shares of the corporation's stock which are beneficially owned by such stockholder on the date of such stockholder notice and the number of shares owned beneficially by any other record or beneficial stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice.

Any deficiencies in a stockholder's notice will be noted by the Corporate Secretary and the nominating stockholder will be informed and provided an opportunity to cure the defect, if possible.  If neither the Board nor the Nominating and Corporate Governance Committee has made a determination as to the validity of such stockholder's nomination, the presiding officer of the annual meeting will determine at such meeting whether a nomination was properly made.

No stockholder nominations were received by the Corporate Secretary as of the date of this Proxy Statement.  The Nominating and Corporate Governance Committee has not retained or paid any third parties to assist in the identification of nominees.

Because our 2017 Annual Meeting is to be held on June 27, 2017, written notice of a stockholder nomination for director for the 2018 annual meeting will have to be delivered to our Corporate Secretary not earlier than the close of business on February 27, 2018 and not later than the close of business on March 29, 2018. These requirements are separate from the requirements of the SEC that a stockholder must meet to have a proposal included in our proxy statement.
Stockholder Procedure for Other Proposals.
For any proposal other than nominations for director that a stockholder proposes to bring before an annual meeting, the stockholder's notice must contain the following to be properly proposed:
(i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder, beneficial owner, if any, or by any Shareholder Associated Person (as defined in the Bylaws) in such business,
(ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and
(iii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, or by any Shareholder Associated Person, and any other person or persons (including their names) in connection with the proposal of such business.
Such notice shall be in writing and filed with the Corporate Secretary on or before 60 days in advance of the first anniversary date (month and day) of the previous year's annual meeting.  Because our 2017 Annual Meeting is to be held on June 27, 2017, written notice of a stockholder proposal to be acted on at the 2018 annual meeting (other than a nomination for director) will have to be delivered to our Corporate Secretary not later than the close of business on April 27, 2018. These requirements are separate from the requirements of the SEC that a stockholder must meet to have a proposal included in our proxy statement.
COMMUNICATIONS AND COMPANY DOCUMENTS
Board Policies Regarding Communications with the Board of Directors
Trinity's Board maintains a process for stockholders to communicate with the Board.  Stockholders wishing to communicate with the Board should send any communication to the Board Governance Liaison of the Company at Post Office Box 60, Los Alamos, New Mexico 87544.  The Board Governance Liaison will forward such communication to the full Board or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Board Governance Liaison has the authority to discard the communication or take appropriate legal action. Communications will be forwarded to the addressee and/or the appropriate committee chair or director.  The Board Governance Liaison may summarize the contents of any communication prior to forwarding the message to its intended recipient.  Directors may review a log of all communications received or request copies of any communications at any time.  Concerns relating to accounting, internal controls and auditing matters will be promptly raised with Trinity's Internal Auditor, if appropriate, and reported to the Audit Committee.
Trinity's communication policy is available on LANB's website (www.lanb.com) under the links to "TCC" and "View Corporate Governance" then "Communication with Directors Policy" or can be found directly at http://www.lanb.com/TCC-commpolicy.aspx.  Communications regarding concerns over the management or financial reporting of Trinity can also be addressed directly to the Audit Committee Chair through LANB's website (www.lanb.com) under the links to "TCC" and "View Corporate Governance" or can be found directly at http://www.lanb.com/home/contact-us-anonymously or by emailing auditchair@lanb.com.
Corporate Governance Materials
Our Code of Conduct and the charters of the Audit Committee, Corporate Governance Committee and Compensation Committee are available at https://www.snl.com/IRW/govdocs/1017156.  Information on, or that can be accessed through, our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.
OTHER MATTERS
The Board is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement.  However, if any other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in their discretion.
By Order of the Board of Directors

Arthur B. Montoya, Jr., Secretary

ANNEX A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
 TRINITY CAPITAL CORPORATION

1. NAME AND AUTHORITY

The name of the Corporation is "Trinity Capital Corporation."  The Corporation is a New Mexico for-profit corporation.  The file number issued to the Corporation by the New Mexico Secretary of State is 853820.
Pursuant to the provisions of the New Mexico Business Corporation Act (the "NMBCA"), Trinity Capital Corporation (the "Corporation") hereby adopts this Amended and Restated Articles of Incorporation which, except for the designated amendments below and certain renumbering in accordance with such amendments, correctly set forth without change the corresponding provisions of the Articles of Incorporation, as amended (the "Articles of Incorporation"), that are in effect to date. The Amended and Restated Articles of Incorporation contain no other change in any provision thereof.
2. ADOPTION OF AMENDED AND RESTATED ARTICLES

The Articles of Incorporation of the Corporation are amended by these Amended and Restated Articles of Incorporation as follows:
Article SECOND is hereby deleted in its entirety, and the following new Article SECOND is submitted in its place:
"SECOND:  The purpose or purposes for which the corporation is organized include the transaction of any or all lawful business for which corporations may be incorporated under the Business Corporation Act of the State of New Mexico, at any time, including, but not limited to, holding stock or other ownership interests of corporations or other entities."

Article THIRD is hereby deleted in its entirety, and the following new Article THIRD is submitted in its place:
"THIRD:  The total number of shares of stock which the corporation shall have authority to issue is twenty million (20,000,000) shares of voting Common Stock, no par value per share, twenty million (20,000,000) shares of non-voting Common Stock, no par value per share, and one million (1,000,000) shares of Preferred Stock, no par value per share.

The rights and designations of the non-voting Common Stock are set forth on Annex A to these Amended and Restated Articles of Incorporation.

The shares of Preferred Stock may be issued from time to time in one or more series.  The board of directors of the corporation shall have authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).  In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series."

Article FOURTH is hereby deleted in its entirety, and the remaining Articles are renumbered accordingly.
Article SIXTH is hereby deleted in its entirety, and the following new Article FIFTH (as renumbered for the deletion of Article FOURTH) is submitted in its place:
"FIFTH:  The address of the registered office of the corporation is 206 S. Coronado Ave., Espanola, New Mexico 87532, and the name of its registered agent at such address is C T Corporation System."

Article SEVENTH is hereby deleted in its entirety, and the remaining Articles are renumbered accordingly.
Article TENTH is hereby amended to add a new fourth paragraph providing for the number, names and addresses of the current directors as follows:
"The number of directors shall be fixed by the bylaws of the corporation.  Until changed in accordance with the bylaws of the corporation, the following persons shall serve as the directors of the corporation:
Name	Class	Address
Charles Slocomb	Class I	1200 Trinity Drive Los Alamos, New Mexico 87544
Gregg Antonsen	Class I	1200 Trinity Drive Los Alamos, New Mexico 87544
Tony Scavuzzo	Class I	1200 Trinity Drive Los Alamos, New Mexico 87544
Jerry Kindsfather	Class II	1200 Trinity Drive Los Alamos, New Mexico 87544
John S. Gulas	Class II	1200 Trinity Drive Los Alamos, New Mexico 87544
Robert P. Worcester	Class II	1200 Trinity Drive Los Alamos, New Mexico 87544
Leslie Nathanson Juris	Class II	1200 Trinity Drive Los Alamos, New Mexico 87544
James E. Goodwin, Jr.	Class III	1200 Trinity Drive Los Alamos, New Mexico 87544
Jeffrey F. Howell	Class III	1200 Trinity Drive Los Alamos, New Mexico 87544
Arthur B. Montoya, Jr.	Class III	1200 Trinity Drive Los Alamos, New Mexico 87544
James F. Deutsch	Class III	1200 Trinity Drive Los Alamos, New Mexico 87544

Article ELEVENTH is hereby deleted in its entirety, and the following new Article NINTH (as renumbered for the deletion of Articles FOURTH and SEVENTH) is submitted in its place:
"NINTH:  Any business to be conducted at an annual or special meeting of the stockholders, including the nomination of candidates for election as directors, may be proposed by the board of directors or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors, as provided by the corporation's bylaws."

Article TWELFTH is hereby deleted in its entirety.
A new Article THIRTEENTH is added to provide the following:
"THIRTEENTH:  Upon the effective filing of this Amended and Restated Articles of Incorporation, all matters set forth in the Certificate of Designation, filed on March 25, 2009, with respect to the 35,539 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the "Series A Preferred Stock"), designated out of the authorized and unissued shares of preferred stock of the corporation, no par value per share, including all references thereof, are hereby eliminated from the corporation's Articles of Incorporation, and the shares that were designated to Series A Preferred Stock hereby are returned to the status of authorized but unissued shares of preferred stock of the Corporation, without designation as to series."

A new Article FOURTEENTH is added to provide the following:
"FOURTEENTH:  Upon the effective filing of this Amended and Restated Articles of Incorporation, all matters set forth in the Certificate of Designation, filed on March 25, 2009, with respect to the 1,777 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the "Series B Preferred Stock"), designated out of the authorized and unissued shares of preferred stock of the corporation, no par value per share, including all references thereof, are hereby eliminated from the corporation's Articles of Incorporation, and the shares that were designated to Series B Preferred Stock hereby are returned to the status of authorized but unissued shares of preferred stock of the corporation, without designation as to series."
L. A new Article FIFTEENTH is added to provide the following:

"FIFTEENTH:  Upon the effective filing of this Amended and Restated Articles of Incorporation, all matters set forth in the Certificate of Designations, filed on December 15, 2016, with respect to the 82,862 shares of Series C Convertible Perpetual Preferred Stock (the "Series C Preferred Stock"), designated out of the authorized and unissued shares of preferred stock of the corporation, no par value per share, including all references thereof, are hereby eliminated from the corporation's Articles of Incorporation, and the shares that were designated to Series C Preferred Stock hereby are returned to the status of authorized but unissued shares of preferred stock of the corporation, without designation as to series."

3.	PRIOR ARTICLES OF INCORPORATION SUPERSEDED BY AMENDMENT AND RESTATEMENT
The Articles of Incorporation and all amendments thereto are superseded by the Amended and Restated Articles of Incorporation attached as Exhibit A hereto, which correctly set forth without change the Articles of Incorporation that are in effect to date, except for the designated amendments set forth herein and the renumbering of certain Articles in accordance with such designated amendments.  The Amended and Restated Articles of Incorporation contain no other change in any provision thereof.
4. ADOPTION
Each amendment made by this Amended and Restated Articles of Incorporation has been effected in conformity with the provisions of the NMBCA and the Articles of Incorporation and Bylaws of the Corporation and has been approved in the manner required by the NMSA and the governing documents of the Corporation.
Shares have been issued, and the amendment and restatement was adopted by a majority of the stockholders entitled to vote.
The number of shares issued at the time of such adoption was ______________.
The number of shares entitled to vote was _________________.
The number of shares that voted for the amendment and restatement was ______________.
The number of shares that voted against the amendment and restatement was _______________.
The number of shares abstaining from voting on the amendment and restatement was _______________.
The date the amendment and restatement was adopted was ______________.

Dated: ___________________, 2017 TRINITY CAPITAL CORPORATION
By:_________________________________
John S. Gulas,
President and Chief Executive Officer

[Signature Page to Amended and Restated Articles of Incorporation]

Exhibit A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
TRINITY CAPITAL CORPORATION

FIRST:  The name of the corporation is "TRINITY CAPITAL CORPORATION."
SECOND:  The purpose or purposes for which the corporation is organized include the transaction of any or all lawful business for which corporations may be incorporated under the Business Corporation Act of the State of New Mexico, at any time, including, but not limited to, holding stock or other ownership interests of corporations or other entities.
THIRD:  The total number of shares of stock which the corporation shall have authority to issue is twenty million (20,000,000) shares of voting Common Stock, no par value per share, twenty million (20,000,000) shares of non-voting Common Stock, no par value per share, and one million (1,000,000) shares of Preferred Stock, no par value per share.
The rights and designations of the non-voting Common Stock are set forth on Annex A to these Amended and Restated Articles of Incorporation.
The shares of Preferred Stock may be issued from time to time in one or more series.  The board of directors of the corporation shall have authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).  In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series."
FOURTH:  No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.
FIFTH:  The address of the registered office of the corporation is 206 S. Coronado Ave., Espanola, New Mexico 87532, and the name of its registered agent at such address is C T Corporation System.
SIXTH:
A. Except as otherwise expressly provided in paragraph C of this Article or in any other provision of these articles of incorporation, and notwithstanding any other provision of these articles of incorporation:
any merger or consolidation of the corporation or of any Subsidiary with or into any other corporation;
any sale, lease, exchange or other disposition by the corporation or any Subsidiary of assets constituting all or substantially all of the assets of the corporation and its Subsidiaries taken as a whole to or with any other corporation, person or other entity in a single transaction or a series of related transactions;
any issuance or transfer by the corporation or any Subsidiary, of any voting securities of the corporation (except for voting securities issued pursuant to a stock option, purchase, bonus or other plan for natural persons who are directors, employees, consultants and/or agents of the corporation or any Subsidiary) to any other corporation, person or other entity in exchange for cash, assets or securities or a combination thereof;
the voluntary dissolution of the corporation; and
the amendment, alteration, change or repeal of these Articles of Incorporation;
shall require the affirmative vote of the holders of shares having at least 70% of the voting power of all outstanding stock of the corporation entitles to vote thereon. Such affirmative vote shall be required notwithstanding the fact that no vote or lesser vote may be required, or that some lesser percentage may be specified by law or otherwise in these articles of incorporation or by the bylaws of the corporation.
B.    For purposes of this Article, the term "Subsidiary" means any entity in which the corporation beneficially owns, directly or indirectly, more than "80% of the outstanding voting stock. The phrase "voting security" as used in paragraph A of this Article shall mean any security which is (or upon the happening of any event, would be) entitled to vote for the election of directors, and any security convertible, with or without consideration into such security or carrying any warrant or right to subscribe to or purchase such a security.
C.    The provisions of this Article shall not apply to any transaction described in clauses (i), (ii), (iii), (iv) or (v) of paragraph A of this Article: (i) approved at any time prior to its consummation by resolution adopted by not less than 70% of the number of directors as may be fixed from time to time, in the manner prescribed herein, by the board of directors of the corporation; or (ii) if any transaction described in such paragraph A is with any corporation of which a majority of the outstanding shares of all class of stock is owned of record or beneficially by the corporation; or (iii) which is a merger with another corporation that does not require action by the stockholders of the corporation to the extent and in the manner permitted from time to time by the law of the State of New Mexico.
D.    The interpretation, construction and application of any provision or provisions of the Article and the determination of any facts in connection with the application of this Article, shall be made by the affirmative vote of not less than 70% of the number of directors as may be fixed from time to time, in the manner prescribed herein, by the board of directors of the corporation. Any such interpretation, construction, application or determination, when made in good faith, shall be conclusive and binding for all purposes of this Article.
SEVENTH:  The directors of the corporation shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the entire board of directors permits with the term of office of one class expiring each year. Directors of Class I shall hold office for an initial term expiring at the 2004 annual meeting, directors of Class II shall hold office for an initial term expiring at the 2005 annual meeting and directors of Class III shall hold office for an initial term expiring at the 2006 annual meeting. At each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the board of directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the board of directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible.
There shall be no cumulative voting in the election of directors.
Notwithstanding any other provisions of this certificate of incorporation or the bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this certificate of incorporation or the bylaws of the corporation), any director or the entire board of directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at an annual meeting of stockholders or at a meeting of the stockholders called for that purpose. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or willful misconduct in the performance of such director's duty to the corporation and such adjudication is no longer subject to direct appeal.
The number of directors shall be fixed by the bylaws of the corporation.  Until changed in accordance with the bylaws of the corporation, the following persons shall serve as the directors of the corporation:
Name	Class	Address
Charles Slocomb	Class I	1200 Trinity Drive Los Alamos, New Mexico 87544
Gregg Antonsen	Class I	1200 Trinity Drive Los Alamos, New Mexico 87544
Tony Scavuzzo	Class I	1200 Trinity Drive Los Alamos, New Mexico 87544
Jerry Kindsfather	Class II	1200 Trinity Drive Los Alamos, New Mexico 87544
John S. Gulas	Class II	1200 Trinity Drive Los Alamos, New Mexico 87544
Robert P. Worcester	Class II	1200 Trinity Drive Los Alamos, New Mexico 87544
Leslie Nathanson Juris	Class II	1200 Trinity Drive Los Alamos, New Mexico 87544
James E. Goodwin, Jr.	Class III	1200 Trinity Drive Los Alamos, New Mexico 87544
Jeffrey F. Howell	Class III	1200 Trinity Drive Los Alamos, New Mexico 87544
Arthur B. Montoya, Jr.	Class III	1200 Trinity Drive Los Alamos, New Mexico 87544
James F. Deutsch	Class III	1200 Trinity Drive Los Alamos, New Mexico 87544

EIGHTH:  The name and address of each incorporator is:
Name	Address
George A. Cowan	721 42nd Street Los Alamos, New Mexico 87544
H. E. Speer	Post Office Box 838 Los Alamos, New Mexico 87544
Mona Williams	Post Office Box 128 Los Alamos, New Mexico 87544

NINTH:  Any business to be conducted at an annual or special meeting of the stockholders, including the nomination of candidates for election as directors, may be proposed by the board of directors or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors, as provided by the corporation's bylaws.
TENTH:
A. In addition to any affirmative vote required by law or these articles of incorporation, and except as otherwise expressly provided in this Section:
  any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereafter defined) equaling or exceeding 25% or more of the combined assets of the corporation and its Subsidiaries; or
  the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equaling or exceeding 25% of the combined assets of the corporation and its Subsidiaries except pursuant to an employee benefit plan of the corporation or any subsidiary thereof; or
  the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholders; or
  any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;
shall require the affirmative vote of the holders of at least 70% of the voting power of the then outstanding shares of stock of the corporation entitled to vote in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of these articles of incorporation or in any agreement with any national securities exchange or quotation system or otherwise.

The term "Business Combination" as used in this Article shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article.

B. The provisions of Section A of this Article shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote, or such vote as is required by law or by these articles of incorporation, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the corporation solely in their capacity as stockholders of the corporation, the condition specified in the following paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following paragraphs 1 and 2 are met:

1. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).
All of the following conditions shall have been met:
The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of Common Stock in such Business Combination shall at least be equal to the higher of the following:
I.
(if applicable) the Highest Per Share Price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by it (X) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"), or (Y) in the transaction in which it became an Interested Stockholder, whichever is higher.

II.
The Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article as the "Determination Date"), whichever is higher.

The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):
I.
(if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (X) within the two-year period immediately prior to the Announcement Date, or (Y) in the transaction in which it became an Interested Stockholder, whichever is higher;

II.
(if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

III.	the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in, cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has previously paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder. The price determined in accordance with subparagraph B.2 of this Article shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.
After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or liquidation; (ii) there shall have been (X) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (Y) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors; and (iii) neither such Interested Stockholder nor any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.
After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.
A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).
C. For the purpose of this Article:

1.
A "Person" shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities.

2.	"Interested Stockholder" shall mean any Person (other than the corporation or any holding company or subsidiary thereof) who or which:

(a)	is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or
is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of lot or more of the voting power of the then outstanding Voting Stock; or
is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.
3.	A Person shall be a "beneficial owner" of any Voting Stock:

(a)
which such Person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on June 30, 2003; or

which such Person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrant or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such Person nor any such Affiliate or Associate is otherwise deemed the beneficial owner); or
which are beneficially owned, directly or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on December 31, 1991, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting (other than solely by reason of a revocable proxy as described in Subparagraph (b) of this Paragraph 3) or in disposing of any shares of Voting Stock;
provided, however, that, in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be deemed, for any purpose hereof, to beneficially own any shares of Voting Stock held under any such plan.

4.
For the purpose of determining whether a Person is an Interested Stockholder pursuant to Paragraph 2 of this Section C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Paragraph 3 of this Section C, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

5.
"Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on  June 30, 2003.

6.
"Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 2 of this Section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

7.
"Disinterested Director" means any member of the board of directors who is unaffiliated with the Interested Stockholder and was a member of the board of directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the board of directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder, and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then on the board of directors.

8.
"Fair Market Value" means: (a) in the case of stock, the highest closing sales price of the stock during the 30-day period immediately preceding the date in question of a share of such stock of the National Association of Securities Dealers Automates Quotations ("NASDAQ") System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, Fair Market Value shall be the highest sale price reported during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the board of directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock into a smaller number of shares of such stock, and (b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the board of directors in good faith.

9.
Reference to "Highest Per Share Price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

10.
 In the event of any Business Combination in which the Corporation survives the phrase "other consideration to be received" as used in Subparagraphs (a) and (b) of Paragraph 2 of Section B of this Article shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

D.  A majority of the Disinterested Directors of the corporation shall have the power and duty to determine for the purposes of this Article, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Stockholder; (b) the number of shares of Voting Stock beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another; and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has an aggregate Fair Market Value equaling or exceeding 25% of the combined assets of the corporation and its Subsidiaries. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article.

E.  Nothing contained in this Article shall be construed to relieve any Interested Stockholders from any fiduciary obligation imposed by law.

F.  Notwithstanding any other provisions of these articles of incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or these of incorporation, the affirmative vote of the holders of at least 70% of the voting power of all of the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article."

ELEVENTH: Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director, officer or partner of another enterprise shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the Business Corporation Act of the State of New Mexico, as the same now exists or may be hereafter amended. No amendment to or repeal of this Article shall apply to or have any effect on the rights of any individual referred to in this Article for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.
TWELFTH: In connection with the exercise of its judgment in determining what is in the best interests of this corporation and its stockholders when evaluating a proposal by another person or persons to make a tender or exchange offer for any equity security of this corporation or any subsidiary, to merger or consolidate with this corporation or any subsidiary or to purchase or otherwise acquire all or substantially all of the assets of this corporation or any subsidiary, the board of directors of this corporation may consider all of the following factors and any other factors which it deems relevant: (A) the adequacy of the amount to be paid in connection with any such transaction; (B) the social and economic effects of the transaction on the corporation and its subsidiaries operate or are located; (C) the business and financial condition and earnings prospects of the acquiring person or persons, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring person or persons, and the possible effect of such conditions upon the corporation and its subsidiaries and the other elements of the communities in which the corporation and its subsidiaries operate or are located; (D) the competence, experience, and integrity of the acquiring person or persons and its or their management; and (E) any antitrust or other legal or regulatory issues which may be raised by any such transaction.
THIRTEENTH:  Upon the effective filing of this Amended and Restated Articles of Incorporation, all matters set forth in the Certificate of Designation, filed on March 25, 2009, with respect to the 35,539 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the "Series A Preferred Stock"), designated out of the authorized and unissued shares of preferred stock of the corporation, no par value per share, including all references thereof, are hereby eliminated from the corporation's Articles of Incorporation, and the shares that were designated to Series A Preferred Stock hereby are returned to the status of authorized but unissued shares of preferred stock of the corporation, without designation as to series.
FOURTEENTH:  Upon the effective filing of this Amended and Restated Articles of Incorporation, all matters set forth in the Certificate of Designation, filed on March 25, 2009, with respect to the 1,777 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the "Series B Preferred Stock"), designated out of the authorized and unissued shares of preferred stock of the Corporation, no par value per share, including all references thereof, are hereby eliminated from the corporation's Articles of Incorporation, and the shares that were designated to Series B Preferred Stock hereby are returned to the status of authorized but unissued shares of preferred stock of the corporation, without designation as to series.
FIFTEENTH:  Upon the effective filing of this Amended and Restated Articles of Incorporation, all matters set forth in the Certificate of Designations, filed on December 15, 2016, with respect to the 82,862 shares of Series C Convertible Perpetual Preferred Stock (the "Series C Preferred Stock"), designated out of the authorized and unissued shares of preferred stock of the corporation, no par value per share, including all references thereof, are hereby eliminated from the corporation's Articles of Incorporation, and the shares that were designated to Series C Preferred Stock hereby are returned to the status of authorized but unissued shares of preferred stock of the corporation, without designation as to series.

Annex A
CERTIFICATE OF DESIGNATIONS
OF
NON-VOTING COMMON STOCK
OF
TRINITY CAPITAL CORPORATION
Pursuant to the provisions of the articles of incorporation and the bylaws of the Corporation and applicable law, a series of non-voting common stock, no par value per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:
1.	Definitions.
(a)	"Affiliate" has the meaning set forth in 12 C.F.R. Section 225.2(a) or any successor provision.
(b)	"Articles of Incorporation" means the Articles of Incorporation of the Corporation, as amended and in effect from time and time.
(c)	"Board of Directors" means the board of directors of the Corporation.
(d)	A "business day" means any day other than a Saturday or a Sunday or a day on which banks in the New Mexico are authorized or required by law, executive order or regulation to close.
(e)	"Certificate" means a certificate representing one (1) or more shares of Non-Voting Common Stock.
(f)	"Common Stock" means the voting common stock of the Corporation, no par value per share.
(g)	"Conversion" has the meaning set forth in Section 5.
(h)	"Conversion Date" means the date that a share of Non-Voting Common Stock is converted into Common Stock in accordance with Section 5.
(i)	"Corporation" means Trinity Capital Corporation, a New Mexico corporation.
(j)	"Dividends" has the meaning set forth in Section 3.
(k)
"Exchange Agent" means Continental Stock Transfer and Trust Company solely in its capacity as transfer and exchange agent for the Corporation, or any successor transfer and exchange agent for the Corporation.

(l)	"Liquidation Distribution" has the meaning set forth in Section 4.
(m)
"Mandatory Conversion Date" means, with respect to shares of Series C Preferred Stock of any and all holders thereof, the effective date of this Tenth Articles of Amendment to the Articles of Incorporation.

(n)	"Non-Voting Common Stock" has the meaning set forth in Section 2.
(o)
"Permissible Transfer" means a transfer by the holder of Non-Voting Common Stock (i) to the Corporation; (ii) in a widely distributed public offering of Common Stock or Non-Voting Common Stock; (iii) that is part of an offering that is not a widely distributed public offering of Common Stock or Non-Voting Common Stock but is one in which no one transferee (or group of associated transferees) acquires the rights to receive two percent (2%) or more of any class of the Voting Securities of the Corporation then outstanding (including pursuant to a related series of transfers); (iv) that is part of a transfer of Common Stock or Non-Voting Common Stock to an underwriter for the purpose of conducting a widely distributed public offering; (v) to a transferee that controls more than fifty percent (50%) of the Voting Securities of the Corporation without giving effect to such transfer; or (vi) that is part of a transaction approved by the Board of Governors of the Federal Reserve System (the "Federal Reserve").

(p)
"Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, or any other form of entity not specifically listed herein.

(q)
"Series C Preferred Stock" means the series of shares of preferred stock of the Corporation designated as "Series C Convertible Perpetual Preferred Stock" which were automatically converted into shares of Non-Voting Common Stock on the Mandatory Conversion Date.

(r)	"Voting Security" has the meaning set forth in 12 C.F.R. Section 225.2(q) or any successor provision.
2.
Designation; Number of Shares.  The class of shares of capital stock hereby authorized shall be designated as "Non-Voting Common Stock".  The number of authorized shares of the Non-Voting Common Stock shall be 20,000,000 shares.  The Non-Voting Common Stock shall have no par value per share.  Each share of Non-Voting Common Stock has the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as described herein.  Each share of Non-Voting Common Stock is identical in all respects to every other share of Non-Voting Common Stock.

3.
Dividends.  The Non-Voting Common Stock will rank pari passu with the Common Stock with respect to the payment of dividends or distributions, whether payable in cash, securities, options or other property, and with respect to issuance, grant or sale of any rights to purchase stock, warrants, securities or other property (collectively, the "Dividends").  Accordingly, the holders of record of Non-Voting Common Stock will be entitled to receive as, when, and if declared by the Board of Directors, Dividends in the same per share amount as paid on the Common Stock, and no Dividends will be payable on the Common Stock or any other class or series of capital stock ranking with respect to Dividends pari passu with the Common Stock unless a Dividend identical to that paid on the Common Stock is payable at the same time on the Non-Voting Common Stock in an amount per share of Non-Voting Common Stock equal to the product of (a) the per share Dividend declared and paid in respect of each share of Common Stock and (b) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock); provided, however, that if a stock Dividend is declared on Common Stock payable solely in Common Stock, the holders of Non-Voting Common Stock will be entitled to a stock Dividend payable solely in shares of Non-Voting Common Stock.  Dividends that are payable on Non-Voting Common Stock will be payable to the holders of record of Non-Voting Common Stock as they appear on the stock register of the Corporation on the applicable record date, as determined by the Board of Directors, which record date will be the same as the record date for the equivalent Dividend of the Common Stock.  In the event that the Board of Directors does not declare or pay any Dividends with respect to shares of Common Stock, then the holders of Non-Voting Common Stock will have no right to receive any Dividends.

4.	Liquidation.
(a)
Rank.  The Non-Voting Common Stock will, with respect to rights upon liquidation, winding up and dissolution, rank (i) subordinate and junior in right of payment to all other securities of the Corporation which, by their respective terms, are senior to the Non-Voting Common Stock or the Common Stock, and (ii) pari passu with the Common Stock.  Not in limitation of anything contained herein, and for purposes of clarity, the Non-Voting Common Stock is subordinated to the general creditors and subordinated debt holders of the Company, and the depositors of the Company's bank subsidiaries, in any receivership, insolvency, liquidation or similar proceeding.

(b)
Liquidation Distributions.  In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Non-Voting Common Stock will be entitled to receive, for each share of Non-Voting Common Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any Persons to whom the Non-Voting Common Stock is subordinate, a distribution ("Liquidation Distribution") equal to (i) any authorized and declared, but unpaid, Dividends with respect to such share of Non-Voting Common Stock at the time of such liquidation, dissolution or winding up, and (ii) the amount the holder of such share of Non-Voting Common Stock would receive in respect of such share if such share had been converted into shares of Common Stock at the then applicable conversion rate at the time of such liquidation, dissolution or winding up (assuming the conversion of all shares of Non-Voting Common Stock at such time, without regard to any limitations on conversion of the Non-Voting Common Stock).  All Liquidating Distributions to the holders of the Non-Voting Common Stock and Common Stock set forth in clause (ii) above will be made pro rata to the holders thereof.

(c)
Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Non-Voting Common Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or property) of all or substantially all of the assets of the Corporation, will not constitute a liquidation, dissolution or winding up of the Corporation.

5.	Conversion.
(a)	General.
(i)
A holder of Non-Voting Common Stock shall be permitted to convert, or upon the written request of the Corporation shall convert, shares of Non-Voting Common Stock into shares of Common Stock at any time or from time to time, provided that upon such conversion the holder, together with all Affiliates of the holder, will not own or control in the aggregate more than nine point nine (9.9%) of the Common Stock (or of any class of Voting Securities issued by the Corporation), excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such holder of Voting Securities of the Corporation (which, for the avoidance of doubt, does not include Non-Voting Common Stock).  In any such conversion, each share of Non-Voting Common Stock will convert initially into one (1) share of Common Stock, subject to adjustment as provided in Section 6 below.

(ii)
Each share of Non-Voting Common Stock will automatically convert into one (1) share of Common Stock, without any further action on the part of any holder, subject to adjustment as provided in Section 6 below, on the date a holder of Non-Voting Common Stock transfers any shares of Non-Voting Common Stock to a non-affiliate of the holder in a Permissible Transfer.

(iii)
To effect any permitted conversion under Section 5(a)(i) or Section 5(a)(ii), the holder shall surrender the certificate or certificates evidencing such shares of Non-Voting Common Stock, duly endorsed, at the registered office of the Corporation, and provide written instructions to the Corporation as to the number of whole shares for which such conversion shall be effected, together with any appropriate documentation that may be reasonably required by the Corporation.  Upon the surrender of such certificate(s), the Corporation will issue and deliver to such holder (in the case of a conversion under Section 5(a)(i)) or such holder's transferee (in the case of a conversion under Section 5(a)(ii)) a certificate or certificates for the number of shares of Common Stock into which the Non-Voting Common Stock has been converted and, in the event that such conversion is with respect to some, but not all, of the holder's shares of Non‑Voting Common Stock, the Corporation shall deliver to such holder a certificate or certificate(s) representing the number of shares of Non-Voting Common Stock that were not converted to Common Stock.

(iv)
All shares of Common Stock delivered upon conversion of the Non-Voting Common Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests, charges and other encumbrances.

(b)
Reservation of Shares Issuable Upon Conversion.  The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the Non-Voting Common Stock such number of shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Non‑Voting Common Stock; and if at any time the number of shares of authorized but unissued Common Stock will not be sufficient to effect the conversion of all then outstanding Non-Voting Common Stock, the Corporation will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock to such number of shares as will be sufficient for such purpose.

(c)
No Impairment.  The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Non-Voting Common Stock against impairment.

6.	Adjustments.
(a)
Combinations or Divisions of Common Stock.  In the event that the Corporation at any time or from time to time will effect a division of the Common Stock into a greater number of shares (by stock split, reclassification or otherwise other than by payment of a Dividend in Common Stock or in any right to acquire the Common Stock), or in the event the outstanding Common Stock will be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Common Stock, then the dividend, liquidation, and conversion rights of each share of Non-Voting Common Stock in effect immediately prior to such event will, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

(b)
Reclassification, Exchange or Substitution.  If the Common Stock is changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a division or combination of shares provided for in Section 6(a) above), (1) the conversion ratio then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of the Non-Voting Common Stock will be convertible into, in lieu of the number of shares of Common Stock which the holders of the Non-Voting Common Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock) immediately before that transaction and (2) the Dividend and Liquidation Distribution rights then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of Non-Voting Common Stock will be entitled to a Dividend and Liquidation Distribution right, in lieu of with respect to the number of shares of Common Stock which the holders of the Non-Voting Common Stock would otherwise have been entitled to receive, with respect to a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock) immediately before that transaction.

(c)
Certificates as to Adjustments.  Upon the occurrence of each adjustment or readjustment pursuant to this Section 6, the Corporation at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Non-Voting Common Stock a certificate executed by the Corporation's President (or other appropriate officer) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation will, upon the written request at any time of any holder of Non-Voting Common Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Non-Voting Common Stock.

7.
Reorganization, Mergers, Consolidations or Sales of Assets.  If at any time or from time to time there will be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares otherwise provided for in Section 6) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all the Corporation's properties and assets to any other Person, then, as a part of such reorganization, merger, consolidation or sale, provision will be made so that the holders of the Non-Voting Common Stock will thereafter be entitled to receive upon conversion of the Non-Voting Common Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor company resulting from such merger or consolidation or sale, to which a holder of that number of shares of Common Stock deliverable upon conversion of the Non-Voting Common Stock would have been entitled to receive on such capital reorganization, merger, consolidation or sale (without regard to any limitations on conversion of the Non-Voting Common Stock).

8.
Redemption.  Except to the extent a liquidation under Section 4 may be deemed to be a redemption, the Non-Voting Common Stock will not be redeemable at the option of the Corporation or any holder of Non-Voting Common Stock at any time.  Notwithstanding the foregoing, the Corporation will not be prohibited from repurchasing or otherwise acquiring shares of Non-Voting Common Stock in voluntary transactions with the holders thereof, subject to compliance with any applicable legal or regulatory requirements, including applicable regulatory capital requirements.  Any shares of Non-Voting Common Stock repurchased or otherwise acquired may be reissued as additional shares of Non-Voting Common Stock.

9.	Voting Rights. The holders of Non-Voting Common Stock will not have any voting rights, except as may otherwise from time to time be required by law.
10.
Protective Provisions.  So long as any shares of Non-Voting Common Stock are issued and outstanding, the Corporation will not (including by means of merger, consolidation or otherwise), without obtaining the approval (by vote or written consent) of the holders of a majority of the issued and outstanding shares of Non-Voting Common Stock, (a) alter or change the rights, preferences, privileges or restrictions provided for the benefit of the holders of the Non-Voting Common Stock, (b) increase or decrease the authorized number of shares of Non‑Voting Common Stock or (c) enter into any agreement, merger or business consolidation, or engage in any other transaction, or take any action that would have the effect of changing any preference or any relative or other right provided for the benefit of the holders of the Non-Voting Common Stock.  In the event that the Corporation offers to repurchase shares of Common Stock, the Corporation shall offer to repurchase shares of Non-Voting Common Stock pro rata based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such repurchase.

11.
Restriction on Transfer.  No holder of Non-Voting Common Stock or Affiliate thereof may sell or transfer any shares of capital stock of the Corporation other than to an Affiliate of such holder or to the Corporation if, as a result of the transfer, such holder, together with its Affiliates, would have owned, sold, or transferred to persons other than Affiliates of such holder or the Corporation in the aggregate, since the date of these Articles of Amendment, ownership or control of 33.3 percent or more of any class of the Corporation's Voting Securities.  The percentage set forth in the previous sentence shall be calculated using the following formula: (i) the numerator, which will be the total number of shares of capital stock of the Corporation (Common Stock, Non-Voting Common Stock and any other shares of stock convertible into Common Stock) owned or controlled by such holder and its Affiliates as of the date of these Articles of Amendment or subsequently acquired or controlled by such holder or its Affiliates, that such holder and its Affiliates have sold or transferred to any person other than Affiliates of such holder or the Corporation (reflecting any conversion as a result of such sales or transfers), plus the number of such shares of capital stock of the Corporation that such holder or Affiliate thereof proposes to sell or transfer (reflecting any conversion as a result of such proposed sale or transfer), plus the number of shares of Common Stock that such holder and its Affiliates would own or control immediately following such proposed sale or transfer, divided by: (ii) the denominator, which will be the total number of shares of Common Stock outstanding immediately following the proposed sale or transfer (reflecting any conversion that would result from such sale or transfer).

12.
Notices.  All notices required or permitted to be given by the Corporation with respect to the Non-Voting Common Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Non-Voting Common Stock at their last addresses as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the holder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for repurchase, shall not affect the validity of the proceedings for the repurchase of any other shares of Non-Voting Common Stock, or of any other matter required to be presented for the approval of the holders of the Non-Voting Common Stock.

13.
Record Holders.  To the fullest extent permitted by law, the Corporation will be entitled to recognize the record holder of any share of Non-Voting Common Stock as the true and lawful owner thereof for all purposes and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other Person, whether or not it will have express or other notice thereof.

14.	Term. The Non-Voting Common Stock shall have perpetual term unless converted in accordance with Section 5.
15.
No Preemptive Rights.  The holders of Non-Voting Common Stock are not entitled to any preemptive or preferential right to purchase or subscribe for any capital stock, obligations, warrants or other securities or rights of the Corporation, except for any such rights that may be granted by way of separate contract or agreement to one or more holders of Non-Voting Common Stock.

16.
Replacement Certificates.  In the event that any Certificate will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Corporation, the posting by such Person of a bond in such amount as the Corporation may determine is necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Corporation or the Exchange Agent, as applicable, will deliver in exchange for such lost, stolen or destroyed Certificate a replacement Certificate.

17.
Other Rights.  The shares of Non-Voting Common Stock have no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or rights, other than as set forth herein or as provided by applicable law.

**YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.**

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# TRINITY CAPITAL CORPORATION

**Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 3:59 p.m., Mountain Time, on June 27, 2017.**

**INTERNET/MOBILE – www.cstproxyvote.com**
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

**PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.**

**MAIL** – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

**PROXY**

**▲ FOLD HERE • DO NOT SEPARATE • INSERT IN THE ENVELOPE PROVIDED ▲**

Please mark your votes like this **X**

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5, 6 AND 7 IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":**

1. Election of Class II Directors:

| Nominees | FOR all Nominees listed to the left | WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) |
|---|---|---|
| Jerry P. Kindsfather<br>John S. Gulas<br>Leslie Nathanson Juris<br>Robert P. Worcester | ☐ | ☐ |

**(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)**

| Proposal | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 2. To amend the Company's Articles of Incorporation to remove from Article ELEVENTH the procedural provisions for stockholder proposals. | ☐ | ☐ | ☐ |
| 3. To amend the Company's Articles of Incorporation to delete Article TWELFTH related to special meetings of the stockholders. | ☐ | ☐ | ☐ |
| 4. To amend and restate the Company's Articles of Incorporation. | ☐ | ☐ | ☐ |
| 5. An advisory vote regarding the approval of compensation paid to our named executive officers. | ☐ | ☐ | ☐ |
| 5) 6. Ratification of Crowe Horwath LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017. | ☐ | ☐ | ☐ |
| 7. To transact any other business as may properly come before the annual meeting or any adjournments or postponements thereof. | ☐ | ☐ | ☐ |

**COMPANY ID:**

**PROXY NUMBER:**

**ACCOUNT NUMBER:**

**Signature**____________________ **Signature, if held jointly**____________________ **Date**__________, **201**__.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN THE ENVELOPE PROVIDED ▲

**PROXY**

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

# TRINITY CAPITAL CORPORATION

The undersigned appoints Britta Anderson and Patrick T. Browder, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Trinity Capital Corporation held of record by the undersigned at the close of business on May 10, 2017 at the Annual Meeting of Stockholders of Trinity Capital Corporation to be held on June 27, 2017, or at any adjournment thereof.

**THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FOUR CLASS II NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL NOS. 1, 2, 3, 4, 5, 6 AND 7, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.**

**(Continued, and to be marked, dated and signed, on the other side)**